UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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MICROTUNE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2201 10th Street

Plano, Texas 75074

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Microtune, Inc., which will be held on Friday, April 27, 2007 at 10:00 a.m. (Central Time) at The Plano Centre, 2000 E. Spring Creek Parkway, Plano, Texas 75074.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

After careful consideration, our Board of Directors has approved the proposals set forth in the Proxy Statement and recommends that you vote for each proposal.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to vote promptly by mailing a completed proxy card in the enclosed postage-paid envelope or by voting electronically over the Internet or by telephone. If your shares are held in the name of a brokerage firm or bank, you will receive a voting instruction form in lieu of a proxy card and may also be eligible to vote electronically. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

We look forward to seeing you at the 2007 Annual Meeting of Stockholders of Microtune, Inc.

Sincerely,

James A. Fontaine
Chief Executive Officer and President

Plano, Texas

April 2, 2007

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

STOCKHOLDERS WHO HAVE EMAIL ACCOUNTS CAN ELECT TO ACCESS MICROTUNE’S ANNUAL REPORTS AND PROXY MATERIALS OVER THE INTERNET THROUGH OUR ONLINE DELIVERY SERVICE. BY USING THIS SERVICE, YOU NOT ONLY IMPROVE THE SPEED AND EFFICIENCY BY WHICH YOU CAN ACCESS THESE MATERIALS, BUT ALSO HELP MICROTUNE REDUCE THE PRINTING AND POSTAGE COSTS OF DISTRIBUTING PAPER COPIES.

TO ENROLL IN OUR ONLINE PROGRAM, PLEASE FOLLOW THE INSTRUCTIONS AT WWW.ICSDELIVERY.COM/MICROTUNE.

MICROTUNE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FRIDAY, APRIL 27, 2007

DEAR STOCKHOLDERS:

The 2007 Annual Meeting of Stockholders of Microtune, Inc. will be held on Friday, April 27, 2007 at 10:00 a.m. (Central Time) at The Plano Centre, 2000 E. Spring Creek Parkway, Plano, Texas 75074. Only stockholders of record at the close of business on March 15, 2007 will be entitled to vote. At our Annual Meeting, we will ask our stockholders to act on the following matters:

1.	Elect nominees to our Board of Directors to serve until the 2008 Annual Meeting of Stockholders. All of the incumbent members of our Board of Directors have been nominated for reelection;

2.	Approve the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Stock Plan to increase the number of shares available for issuance pursuant to the plan and to make certain technical revisions and improvements to the plan;

3.	Approve the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Director Option Plan to increase the number of shares available for issuance pursuant to the plan and to make certain technical revisions and improvements to the plan;

4.	Approve the amendment and restatement of the Microtune, Inc. 2000 Employee Stock Purchase Plan, as amended, to increase the number of shares available for issuance pursuant to the plan and to make certain technical revisions and improvements to the plan;

5.	Ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007; and

6.	Transact any other business that is properly presented at our Annual Meeting, or any adjournment or postponement of our Annual Meeting.

We have described each of these matters in more detail in the enclosed Proxy Statement that accompanies this Notice.

All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy card.

Sincerely,

James A. Fontaine
Chief Executive Officer and President

Plano, Texas

April 2, 2007

IMPORTANT: REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. YOU MAY ALSO BE ABLE TO VOTE YOUR SHARES ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE. PLEASE SEE THE VOTING INSTRUCTIONS INCLUDED WITH THIS MAILING.

MICROTUNE, INC.

PROXY STATEMENT FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

APRIL 27, 2007

General

The Board of Directors of Microtune, Inc. is asking for your proxy for use at our 2007 Annual Meeting of Stockholders, and at any adjournment or postponement of our Annual Meeting. We are holding the Annual Meeting on Friday, April 27, 2007 at 10:00 a.m. (Central Time) at The Plano Centre, 2000 E. Spring Creek Parkway, Plano, Texas 75074. We are initially mailing this Proxy Statement and proxy card on or about April 2, 2007 to our stockholders entitled to vote at the Annual Meeting.

INFORMATION ABOUT THE MICROTUNE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	Our Board of Directors is providing these proxy materials to you in connection with our Annual Meeting of Stockholders, which will take place on April 27, 2007. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	What proposals will be voted on at the Annual Meeting?

A:	The following five proposals are scheduled to be voted on at the Annual Meeting:

•

Proposal No. 1: Elect nominees to our Board of Directors to serve until the 2008 Annual Meeting of Stockholders. All of the incumbent members of our Board of Directors have been nominated for reelection;

•

Proposal No. 2: Approve the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Stock Plan to increase the number of shares available for issuance pursuant to the plan and to make certain technical revisions and improvements to the plan;

•

Proposal No. 3: Approve the amendment and restatement of the Microtune, Inc. 2000 Director Option Plan, as amended, to increase the number of shares available for issuance pursuant to the plan and to make certain technical revisions and improvements to the plan;

•

Proposal No. 4: Approve the amendment and restatement of the Microtune, Inc. 2000 Employee Stock Purchase Plan, as amended, to increase the number of shares available for issuance pursuant to the plan and to make certain technical revisions and improvements to the plan; and

•	Proposal No. 5: Ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007.

Also, the Annual Meeting may involve the consideration of such other business as may properly come before the meeting or any adjournments or postponements thereof.

Q:	What is Microtune’s voting recommendation?

A:	Our Board of Directors recommends that you vote your shares as follows:

•	“FOR” all nominees for election as directors under Proposal No. 1;

•	“FOR” Proposal No. 2;

•	“FOR” Proposal No. 3;

•	“FOR” Proposal No. 4; and

•	“FOR” Proposal No. 5.

Q:	How many votes does Microtune need to hold the Annual Meeting?

A:	We need a quorum to take action at our Annual Meeting. We will have a quorum at our Annual Meeting if a majority of the shares issued and outstanding on the record date and entitled to vote are present, either in person or by proxy at our Annual Meeting. If by the date of our Annual Meeting we do not receive sufficient votes to constitute a quorum or to approve one or more of the proposals, the Chairperson of our Annual Meeting, or the persons named as proxies, may propose one or more adjournments of our Annual Meeting to permit further solicitation of proxies. The persons named as proxies would generally exercise their authority to vote in favor of adjournment. Your shares will be counted as present at the Annual Meeting if you:

•	are present and vote in person at the Annual Meeting; or

•	have properly submitted a proxy card.

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes occur when shares held by a broker on behalf of a beneficial owner are not voted with respect to a particular proposal, which generally occurs when the broker has not received voting instructions from the beneficial owner and lacks the discretionary authority to vote the shares itself.

Q:	Who can vote at the Annual Meeting?

A:	Our Board of Directors has set March 15, 2007 as the record date for the Annual Meeting. All stockholders who owned shares of our common stock on March 15, 2007 may attend and vote at the Annual Meeting. Each of these stockholders is entitled to one vote on all matters to be voted on for each share of common stock held as of such date. On March 15, 2007, 53,557,425 shares of our common stock were outstanding. For information regarding security ownership by management and more than 5% stockholders, see “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” on page 35.

Q:	Which shares that I own can be voted?

A:	All shares owned by you as of the close of business on March 15, 2007, the record date, may be voted by you if either (1) you held these shares directly in your name as the stockholder of record, or (2) these shares were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of Microtune hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record:

If your shares are registered directly in your name with our transfer agent, Computershare Shareholder Services, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner:

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, banker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee regarding how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use to direct the broker, bank or nominee regarding how to vote your shares.

Q:	What vote is required for each item?

A:	Proposal No. 1: Election of Directors. A plurality of the votes cast at the Annual Meeting is required to elect each nominee. Accordingly, abstentions and broker non-votes will have no effect on the election of directors; however, brokers will have authority to vote shares they hold on the behalf of beneficial holders in favor of the nominees if they have not been instructed otherwise. Shares represented by proxies will be voted for the election of the nominees named above unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

Proposal No. 2: Approval and Ratification of the Amendment and Restatement of the Amended and Restated Microtune, Inc. 2000 Stock Plan to Increase the Number of Shares Available for Issuance Pursuant to the Plan and to Make Certain Technical Revisions and Improvements to the Plan. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required to approve the amendment to the Amended and Restated Microtune, Inc. 2000 Stock Plan. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes. Brokers do not have authority to vote shares they hold on the behalf of beneficial holders in favor of this proposal if they have not been instructed otherwise.

Proposal No. 3: Approval and Ratification of the Amendment and Restatement of the Amended and Restated Microtune, Inc. 2000 Director Option Plan to Increase the Number of Shares Available for Issuance Pursuant to the Plan and to Make Certain Technical Revisions and Improvements to the Plan. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required to approve the amendment to the Microtune, Inc. 2000 Director Option Plan. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes. Brokers do not have authority to vote shares they hold on the behalf of beneficial holders in favor of this proposal if they have not been instructed otherwise.

Proposal No. 4: Approval and Ratification of the Amendment and Restatement of the Microtune, Inc. 2000 Employee Stock Purchase Plan, as amended, to Increase the Number of Shares Available for Issuance Pursuant to the Plan and to Make Certain Technical Revisions and Improvements to the Plan. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required to approve the amendment to the Microtune, Inc. 2000 Employee Stock Purchase Plan. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes. Brokers do not have authority to vote shares they hold on the behalf of beneficial holders in favor of this proposal if they have not been instructed otherwise.

Proposal No. 5: Ratification of Appointment of Our Independent Auditors. Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes; however, brokers will have authority to vote shares they hold on the behalf of beneficial holders in favor of approval if they have not been instructed otherwise. Shares represented by proxies will be voted for the ratification of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2007, unless authority to do so is specifically withheld.

Q:	How are votes counted?

A:	You may vote either “FOR” each nominee for election to our Board of Directors under Proposal No. 1 or to “WITHHOLD” your vote for that nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you sign your proxy card with no further instructions, your shares will be counted as a vote:

•	“FOR” each of the nominees for election as directors under Proposal No. 1;

•	“FOR” Proposal No. 2;

•	“FOR” Proposal No. 3;

•	“FOR” Proposal No. 4; and

•	“FOR” Proposal No. 5.

A plurality of the votes cast at the Annual Meeting is required to elect each nominee under Proposal No. 1. Proposal No. 2, Proposal No. 3, Proposal No. 4 and Proposal No. 5 require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.

Q:	Who will count the vote?

A:	A representative of ADP Investor Communication Services will tabulate the votes and act as the inspector of election at the Annual Meeting.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification to the Annual Meeting.

If you hold your shares in street name, you must request a legal proxy from your broker, bank or nominee in order to vote in person at the Annual Meeting. Please note that you will not be able to vote in person if you bring a voter instruction card provided by your broker to the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	If you hold shares directly as a stockholder of record, you may vote your shares without attending the Annual Meeting by completing, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope. Please refer to the summary instructions included on your proxy card.

If you hold your shares in street name, your broker, bank or nominee will include a voting instruction card. You may vote your shares by marking and signing your voting instruction card and following the instructions provided by your broker, bank or nominee and mailing it in the enclosed envelope. Furthermore, the instructions provided by your broker, bank or nominee may also provide for voting using the telephone or over the Internet. If your broker, bank or nominee provides such an option and you wish to vote using the telephone or over the Internet, then follow the instructions provided by them. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my proxy?

A:	You may change your vote at any time prior to the vote at the Annual Meeting. If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes any earlier proxy), by providing a written notice of revocation to our Corporate Secretary, Jeffrey A. Kupp, prior to the time your shares are voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a Current Report on Form 8-K, filed as soon as practicable after the Annual Meeting, and in our first quarterly report on Form 10-Q, filed after the date of the Annual Meeting.

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:	Other than the five proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, James A. Fontaine, our Chief Executive Officer and President, and Jeffrey A. Kupp, our Chief Financial Officer and Corporate Secretary, will have discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q:	May I propose actions for consideration at next year’s Annual Meeting of Stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations, in accordance with the procedures set forth below:

Proposals of our stockholders that are intended to be presented at our next annual meeting of stockholders must be delivered to our principal executive offices no later than 120 days prior to the anniversary of the date of this year’s mailing, or December 4, 2007, in order to be considered for possible inclusion in the Proxy Statement and form of proxy card relating to our 2008 Annual Meeting of Stockholders; provided, however, if the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of this year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the later of the day 120 days prior to such meeting or the day 10 days after public announcement of the date of the meeting is first made.

If a stockholder intends to submit a proposal at our 2008 Annual Meeting which is not eligible for inclusion in the Proxy Statement and form of proxy card relating to the meeting, the stockholder must do so no later than 60 days before the date of our 2008 Annual Meeting.

Such proposals must comply with the Securities and Exchange Commission’s (SEC) regulations regarding the inclusion of stockholder proposals in our sponsored proxy materials, and should contain such information as required by our bylaws.

Q:	Who bears the costs of soliciting proxies?

A:	Microtune will pay all expenses of soliciting proxies to be voted at our Annual Meeting. After the proxies are initially distributed, Microtune and/or its agents may also solicit proxies by mail, telephone or in person. We have not engaged a proxy solicitor and therefore do not expect to incur any proxy solicitation fees. After the proxy cards are initially distributed, we will ask brokers, custodians, nominees and other record holders to forward copies of the Proxy Statement, proxy card and other materials to people for whom they hold shares of our common stock, and to request that the beneficial holders give them authority to complete and sign the proxy cards. We will reimburse record holders for reasonable expenses they incur in forwarding proxy materials to beneficial holders. We expect to incur approximately $25,000 for services provided by ADP Investor Communication Services for distribution of proxies, internet and telephone voting, voting tabulation and voting reports.

Q:	How can I sign up to access future shareholder communications electronically?

A:	All stockholders who have email accounts can elect to access Microtune’s annual reports and proxy materials online through our online delivery service. By using this service, you are not only improving the speed and efficiency by which you can access these materials, but you will also help Microtune reduce the printing and postage costs of distributing paper copies.

To enroll in our online program, simply go to www.icsdelivery.com/microtune and follow the instructions.

MICROTUNE CORPORATE GOVERNANCE

Corporate Governance

Our Board of Directors and members of management are committed to following high standards of corporate governance to ensure that the long term interests of our stockholders are served. We have in place a variety of policies and practices to promote high standards of corporate governance. Our Board of Directors has determined that eight of our nine directors are independent in accordance with the rules of The NASDAQ Stock Market, and all of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee also meet the guidelines of The NASDAQ Stock Market for independence. Compensation of our Chief Executive Officer is approved by our Board of Directors, upon the recommendation of our Compensation Committee, which evaluates our CEO’s performance in light of preset corporate goals and objectives. In addition, we have established:

•	disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act of 2002;

•	an Equity Compensation Award Policy to help ensure that grants of equity awards will comply with applicable legal and accounting guidance;

•	a procedure for receipt, retention and treatment of anonymous and confidential complaints or concerns regarding accounting, internal accounting controls and auditing matters; and

•	a Code of Ethics and Business Conduct applicable to our directors, officers and employees.

Copies of our Code of Ethics and Business Conduct and the current charters for the Audit, Compensation and Nominating and Corporate Governance Committees can be found in the Investors—Corporate Governance section of our website at www.microtune.com. In addition, we have attached the Amended and Restated Charter of our Audit Committee as APPENDIX 1 to this Proxy Statement.

Corporate Governance Provisions Adopted as a Result of the Settlement of Stockholder Derivative Litigation in 2005. On January 11, 2005, we announced that we had reached an agreement to settle the consolidated stockholder derivative litigation, pending in the U.S. District Court for the Eastern District of Texas, against a number of our current and former officers and directors and Microtune as a nominal defendant. The court approved the terms of the derivative litigation settlement and issued a final judgment and order dismissing the action with prejudice on March 31, 2005. Pursuant to paragraph 4(a) of the Stipulation and Agreement of Settlement, dated January 10, 2005, we have adopted certain corporate governance provisions. Some of the more notable provisions are as follows:

•

we recommended and presented a proposal to our stockholders at the 2005 Annual Meeting to amend our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws to declassify our Board of Directors such that each director now serves a one-year term and stands for election or re-election every year;

•

by majority vote of our independent directors, our Board of Directors elected A. Travis White as “Lead Independent Director,” who works with our Chief Executive Officer to perform a variety of functions related to our corporate governance;

•

we adopted a variety of compensation principles for our executive officers and directors, including linking compensation to performance, requiring full board approval of any discretionary bonuses and implementing restrictions on stock sales following the exercise of options;

•

our Board of Directors, as a whole, evaluates each member of the Board on a periodic basis and a consideration in such evaluation is whether each individual director has personally attended at least 50% of Board and committee meetings;

•	we will implement an internal audit function in the quarter following the first instance in which we have at least $50 million in combined revenues for any two consecutive quarters;

•	we have designated a “trading compliance officer” who is responsible for overseeing a comprehensive insider trading compliance program designed to ensure compliance with the our trading policies;

•	we vest stock options granted to any director or executive officer over a minimum of a three-year period;

•

we have established a “corporate ethics officer” who is responsible for devising, implementing and improving our ethical standards and for providing a vehicle for corporate employees to confidentially report suspected wrongdoing or non-compliance with corporate policies/procedures;

•

all stockholder proposals that are properly submitted will be evaluated by the Nominating and Corporate Governance Committee; and our full Board of Directors will include a recommendation for or against such stockholder proposals and the reasons for such recommendation in the proxy statement; and

•	our Board of Directors has established a procedure for and allowed stockholders to nominate two directors to our Board.

These provisions will remain in effect for five years from the date of adoption.

Restatement of Consolidated Financial Statements. In July 2006, we announced that the Audit Committee of our Board of Directors had self-initiated an internal review of our stock option grant practices. Our Audit Committee conducted its review with the assistance of independent legal counsel and independent accounting advisors. The review included all stock option grants from August 4, 2000 (the date of our initial public offering) through June 30, 2006.

On December 29, 2006, we announced that the Audit Committee had completed its investigation and had made certain determinations. As a result of the Audit Committee’s investigation, we recorded additional stock-based compensation expense and related tax liabilities for certain stock option grants made during the review period. We believe we have remediated the deficiencies associated with our past stock option granting practices. In June 2006, management implemented certain improvements to our control environment as well as to controls over the administration of and accounting for our equity compensation awards. These control improvements, described below in “Compensation Discussion and Analysis,” were applied to all equity compensation awards between mid-June 2006 and the end of October 2006 (at which time all activity under our equity compensation plans was suspended due to the pending restatement).

Furthermore, the Audit Committee issued a report to our Board of Directors in December 2006 recommending certain additional improvements to our stock option granting procedures. We adopted all of their recommendations. The additional control procedures recommended by the Audit Committee and approved by our Board are described below in “Compensation Discussion and Analysis.”

We are committed to observing all of the remedial measures and we have adopted an Equity Compensation Award Policy to enact these measures. Among other things, the policy provides that any deviation from the policy must receive prior approval from our Board. Such Board approval may only be given after full consideration of the market timing issues and legal risks associated with any such deviation. The policy generally provides that concerns regarding the timing of any grant should be communicated to our General Counsel and Chief Financial Officer by the Chairperson of the Compensation Committee. Finally, the policy provides for documentation of any such deviation.

Board of Directors

Our Board of Directors is currently comprised of nine members who will all stand for election at our 2007 Annual Meeting of Stockholders. Our Board of Directors currently has one vacancy. Messrs. Ciciora, Clardy, Craddock, Fontaine, LeVecchio, and White each attended the Stanford University Law School’s Directors’ College in June 2005. We currently expect that Messrs. Marren, Schueppert and Tai will attend this program in June 2007.

Director Independence

Our Board of Directors has determined that eight of our Board members, Messrs. Ciciora, Clardy, Craddock, LeVecchio, Marren, Schueppert, Tai and White are independent directors as defined under the current listing standards of The NASDAQ Stock Market. Mr. White was appointed Lead Independent Director of our Board of Directors on January 18, 2005. As Lead Independent Director, Mr. White works with our Chief Executive Officer to perform a variety of functions related to our corporate governance.

Board Meetings and Committees; Annual Meeting Attendance

Our Board and its committees have the authority to conduct investigations and to retain outside advisors of their choosing, at Microtune’s expense. During fiscal 2006, our Board of Directors met nine times and acted a number of times by unanimous written consent. Each director attended at least 75% of the aggregate of these Board meetings and of the meetings of the committees on which he served. Members of our Board of Directors are encouraged to attend our Annual Meeting. Last year three members of our Board of Directors attended our Annual Meeting.

Our Board of Directors currently has four standing committees—an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Technical Advisory Committee.

Audit Committee. The Audit Committee’s principal function is to assist the Board of Directors in fulfilling its responsibilities for oversight of:

•	the integrity of our financial statements;

•	the adequacy of our system of internal controls;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our independent auditors and internal audit function.

In accordance with its charter, our Audit Committee is responsible for:

Financial Reporting

•	reviewing with management and our independent auditors the significant judgments and estimates used in developing our financial reports and the major issues addressed;

•	reviewing the accounting and reporting treatment of significant transactions outside our ordinary operations;

•	reviewing with management and our independent auditors significant changes to our accounting principles or their application as reflected in our financial reports;

•	meeting periodically with our independent auditors (in private, as appropriate):

•	to review their reasoning in accepting or questioning significant decisions made by management in preparing our financial reports;

•	to review any audit problems or difficulties and management’s response;

•	to review any outstanding disagreements with management that would cause them to issue a non-standard report on our financial statements;

•	to examine the appropriateness of our accounting principles (including the quality, not just the acceptability, of accounting principles) and the clarity of disclosure practices used or proposed;

•	to determine if any restrictions have been placed by management on the scope of their audit; and

•	to discuss any other matters the Audit Committee deems appropriate;

•	reviewing and discussing with management and our independent auditor our earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP information;

•	reviewing (by the Audit Committee or its Chairperson) earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•

reviewing quarterly and annual financial statements and discussing their appropriateness with management and our independent auditors and, in the case of our annual financial statements, recommending to the Board of Directors whether the audited financial statements should be included in our Annual Report on Form 10-K;

Relationship with Independent Auditors

•	bearing primary responsibility for overseeing our relationship with our independent auditors. In carrying out this responsibility, the Audit Committee shall:

•	have sole authority to appoint, determine funding for and oversee our outside auditors;

•	be directly responsible for the compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work;

•	review the scope and plan for our independent auditors’ annual audit and reviewing and annually pre-approve, in advance, the fees to be charged by our independent auditors for their audit services;

•

review with our independent auditors the extent of non-audit services provided and related fees, and approve any internal control-related services and permitted non-audit services or other non-audit relationships;

•

at least annually, obtain and review a report from the independent auditors delineating all relationships between the independent auditors and Microtune, consistent with Independence Standards Board Standard No. 1;

•	determine whether the Audit Committee believes the outside auditors are independent;

•

at least annually, obtain and review a report by Microtune’s independent auditors describing the independent auditor firm’s internal quality-control procedures; material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and Microtune;

•

inquire of management, internal auditors and the independent auditors concerning any deficiencies in the policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and reviewing the timeliness and reasonableness of proposed corrective actions and the adequacy of disclosure about changes in internal control over financial reporting;

•	review significant management audit findings and recommendations, and management’s responses thereto;

•

inquire of our independent auditor annually as to whether any illegal act has been detected or has otherwise come to their attention in the course of their audit, unless the illegal act is clearly inconsequential;

Complaint Procedures and General Oversight

•

establishing procedures for the receipt, retention and treatment of complaints received by Microtune regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	recommending to Microtune, as necessary, appropriate remedial measures or actions with respect to the complaints or concerns described immediately above;

•

discussing with management, Microtune’s senior internal audit employee and our independent auditor whether Microtune and its subsidiaries are in conformity with applicable legal requirements and Microtune’s Code of Ethics and Business Conduct and advise the Board of Directors with respect to its policies and procedures regarding compliance with applicable laws and regulations and with the Code of Ethics and Business Conduct;

•	reviewing management’s responses to recommendations for improving internal controls in the independent auditors’ management letters;

•	reviewing Microtune’s policies and practices with respect to risk assessment and risk management;

•	reviewing Microtune’s policies and practices related to compliance with laws, ethical conduct and conflicts of interest;

•

reviewing all “related party transactions” for potential conflict of interest situations on an ongoing basis and approving any such transactions (the term “related party transaction” refers to transactions required to be disclosed pursuant to Item 404 of Regulation S-K); provided, any such transaction may be alternatively approved by another independent body of the our Board;

•	reviewing material cases of conflicts of interest, misconduct or fraud;

•	reviewing material issues between Microtune and regulatory agencies;

•	reviewing as appropriate material litigation involving Microtune;

Approval of Reports

•

preparing and approving the Audit Committee’s report required by the rules of the Securities and Exchange Commission to be included in the proxy statement for our annual meeting of stockholders, and such other reports as may from time to time be necessary or appropriate;

Annual Performance Review

•	conducting an annual evaluation of the Audit Committee’s performance in carrying out its responsibilities; and

•	reviewing and reassessing the adequacy of the Audit Committee’s charter annually and recommending any proposed changes to the Board of Directors for approval.

Mr. LeVecchio, Mr. Craddock and Mr. White are the current members of the Audit Committee. Mr. LeVecchio became a member of the Audit Committee in August 2003. Mr. Craddock and Mr. White became members of the Audit Committee in January 2004. The Audit Committee discusses general financial and accounting-related matters at its regular quarterly meetings that coincide with full Board meetings, and it discusses our quarterly financial performance and associated earnings announcements at regular quarterly operating results meetings. The Audit Committee met nine times during fiscal 2006. For more information about our Audit Committee, see the “Report of the Audit Committee of the Board of Directors” on page 59.

Our Board of Directors has determined that each of the members of the Audit Committee who served during fiscal year 2006 is “independent” as defined under NASDAQ Marketplace Rule 4200(a)(l5), and met the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the requirements of NASDAQ Marketplace Rule 4350(d)(2). Mr. LeVecchio serves as Chairperson of the Audit Committee, and our Board of Directors has determined that Mr. LeVecchio qualifies as a “financial expert” as defined by the rules of the SEC. Mr. LeVecchio currently serves on the audit committees of three other public companies. However, our Board has noted the significant time expended by

Mr. LeVecchio managing the Audit Committee’s investigation into our stock option grant practices and that his responsibilities to other boards has not impaired his ability to contribute extraordinary time and efforts to our Audit Committee. Our Board has therefore determined that Mr. LeVecchio’s simultaneous service on three other audit committees in addition to our Audit Committee does not impair, and will not impair, the ability of Mr. LeVecchio to effectively serve as Chairperson of our Audit Committee. The charter of the Audit Committee is attached hereto as APPENDIX 1.

Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding all forms of compensation to be provided to our executive officers and directors. In addition to addressing executive compensation, the Compensation Committee provides guidance to management on general compensation and organizational development issues and also administers our stock compensation plans. The philosophy of the Compensation Committee is to provide compensation to our officers and directors in such a manner as to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives for such persons to perform to the best of their abilities, and to promote the success of our business. The Compensation Committee may retain or employ professional firms and experts to assist it in the discharge of its duties. Further, the Compensation Committee has the authority to appoint and delegate any of its duties to a sub-committee comprised of one or more Compensation Committee members, as it deems necessary and appropriate. In December 2006, our Compensation Committee Charter was amended to reflect the recommendations of the Audit Committee as a result of the stock option investigation, which is discussed more generally on page 13.

In accordance with its charter, the Compensation Committee is also responsible for:

•	determining our overall compensation philosophy;

•	reviewing and making recommendations to the Board of Directors regarding our compensation policy for officers and directors;

•	reviewing and making recommendations to the Board of Directors regarding all forms of compensation to be provided to our officers;

•

working with the Chief Executive Officer to review and make recommendations to the Board of Directors regarding general compensation goals for non-officer employees and the criteria by which bonuses are awarded to non-officer employees; and

•

administering our equity compensation plans and making recommendations to the Board of Directors regarding any amendments to our equity compensation plans in accordance with our Equity Compensation Award Policy.

As part of our settlement of the consolidated derivative litigation in 2005, our Board of Directors agreed to give the Compensation Committee the following additional responsibilities:

•	evaluating our Chief Executive Officer’s performance against annual and long-term performance goals and the Philadelphia Semiconductor Index;

•	coordinating evaluation of our Chief Executive Officer’s and Chief Financial Officer’s performance with our Lead Independent Director;

•

recommending Chief Executive Officer, executive officer and employee bonus compensation for the last fiscal year to the Board of Directors which is based on the achievement of goals set in advance (discretionary awards can be made only if beneficial to Microtune and approved by the Board of Directors);

•	annually reviewing current compensation package with consideration given to performance goals and incentive awards and overall compensation package; and

•	reviewing director compensation annually.

The following responsibilities were added or modifications made to the charter of the Compensation Committee to reflect the recommendations of the Audit Committee as a result of the stock option investigation:

•

eliminating the delegation of stock option granting authority to the Chief Executive Officer for certain stock option grants to non-executive employees such that all stock option grants must be approved by the Compensation Committee, in the case of non-executive employees, and by the Board of Directors, in the case of executive employees;

•

reviewing and making determinations regarding the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and recommending appropriate compensation to our Board of Directors based on the evaluation;

•	reviewing all components of compensation for non-employee directors;

•	reviewing and approving any agreement to be entered into between Microtune and any employee that provides for a fixed term of employment or for severance or other termination benefits;

•	producing an annual report of executive compensation to be provided in the Annual Report on Form 10-K or proxy statement, as applicable;

•

reviewing and discussing the “Compensation Discussion and Analysis” disclosure prepared by management for inclusion in our Annual Report on Form 10-K and Proxy Statement, as applicable, and once satisfied with the disclosure, recommending its inclusion in the Annual Report on Form 10-K and Proxy Statement, as applicable, to our Board of Directors;

•	reviewing and evaluating its performance annually;

•	reviewing and reassessing the Compensation Committee charter and our Equity Compensation Award Policy; and

•	consulting with management regarding regulatory compliance with respect to compensation matters.

Our Board of Directors has determined that each of the members of the Compensation Committee is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our Board of Directors has also determined that the members of the Compensation Committee who served during fiscal year 2006 are “independent” as defined under NASDAQ Marketplace Rule 4200(a)(l5). Messrs. Clardy, Ciciora and Marren are the current members of the Compensation Committee and served on the committee throughout fiscal 2006. The Compensation Committee met nine times during fiscal 2006 and acted a number of times by unanimous written consent.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is appointed by the Board of Directors to fulfill the following general responsibilities:

•	identifying individuals qualified to become directors;

•

recommending to the Board of Directors a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings;

•	developing, reviewing and recommending to the Board of Directors the corporate governance guidelines applicable to Microtune;

•	leading the Board of Directors in its annual evaluation of the performance and independence of the Board and the performance of executive management; and

•	recommending to the Board of Directors membership on our standing board committees.

In accordance with its charter, the Nominating and Corporate Governance Committee is responsible for the following:

•	identifying and evaluating potential new Board members, providing information about potential nominees for the full Board of Directors to consider;

•

recommending the slate of qualified director nominees for the Board of Directors (based upon the Nominating and Corporate Governance Committee’s assessment of their personal and professional integrity, experience, skills, independence, ability and willingness to devote the time and effort necessary to be an effective board member and commitment to acting in the best interests of Microtune and our stockholders) in connection with each annual meeting and any directors to be elected by the Board to fill vacancies between annual meetings;

•	recommending committee assignments for directors;

•	evaluating the composition, organization and performance of the Board of Directors and its committees;

•	evaluating and making recommendations to the Board of Directors as to the determination of each director’s independence;

•	reviewing and reporting to the Board of Directors regarding succession planning with respect to the Chief Executive Officer;

•	developing, recommending to the Board of Directors, and annually reviewing the corporate governance guidelines applicable to Microtune;

•	developing and recommending to the Board of Directors a self-evaluation process for the Board of Directors and its committees;

•	overseeing the Board of Directors and committee self-evaluation process and reporting its findings to the Board of Directors following the end of each fiscal year; and

•	conducting a preliminary review of the independence of each Board member and providing its findings and making recommendations to the full Board regarding the independence of each Board member.

Messrs. Ciciora, Clardy and White are the current members of the Nominating and Corporate Governance Committee and served on the committee throughout fiscal year 2006. Mr. Ciciora is the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met one time during fiscal year 2006 and acted one time by unanimous written consent.

Technical Advisory Committee. The Technical Advisory Committee was established by the Board of Directors on May 17, 2004. The Technical Advisory Committee is responsible for assisting management in the strategic development of new technology and the commercialization and marketing of existing technology. Mr. Craddock and Mr. Ciciora are the current members of the Technical Advisory Committee and served on the committee throughout fiscal 2006. Mr. Craddock is the Chairperson of the Technical Advisory Committee. The Technical Advisory Committee did not meet formally during fiscal year 2006. The Technical Advisory Committee does not have a formal written charter.

Director Qualifications

When evaluating director nominees, our Nominating and Corporate Governance Committee generally seeks to identify individuals with diverse, yet complementary backgrounds. The committee believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the experience and ability to analyze complex business issues facing Microtune, specifically, those issues that are inherent in the fabless semiconductor industry. In addition to business expertise, the committee requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders and other stakeholders. In general, candidates who hold or who have held an executive-level position in an established high technology company are preferred.

When considering a candidate for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•	independence;

•	depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to our business;

•	education and professional experience;

•	judgment, integrity and reputation;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size, composition and skills of the existing Board of Directors.

Prior to nominating a sitting director for re-election at an annual meeting of stockholders, the Nominating and Corporate Governance Committee will consider the director’s past attendance at, and participation in, meetings of the Board of Directors and its committees and the director’s formal and informal contributions to the work of the Board of Directors and its committees.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the committee may in the future use the services of third party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board of Directors, it may recommend to the Board that candidate’s appointment or election.

Stockholder Recommendations for Nominations to the Board of Directors.

In connection with the settlement of our consolidated stockholder derivative litigation in 2005, we agreed to establish a procedure for stockholders to nominate two directors for election to our Board of Directors. The committee evaluated such recommendations by applying its regular nominee criteria described above and the additional procedures described below.

In 2005 and 2006, a corporate governance consultant selected by lead plaintiffs’ counsel, working in conjunction with us, identified potential directors by contacting stockholders who had held 1% or more of our common stock for at least nine months to solicit names of candidates for election to our Board of Directors. Our Nominating and Corporate Governance Committee then reviewed the candidate’s qualifications and selected the stockholders’ nominee. This procedure resulted in the appointment of Bernard T. Marren on August 30, 2005 and the appointment of Michael T. Schueppert on August 21, 2006, all in accordance with the derivative litigation settlement and our Third Amended and Restated Bylaws.

Communications with Directors

Stockholders may communicate with any and all members of the Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Lead Independent Director, for a communication addressed to the entire Board of Directors) at the following address and fax number:

Name of Director(s)

c/o Corporate Secretary

Microtune, Inc.

2201 10th Street

Plano, Texas 75074

Fax: (972) 673-1815

Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Board or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Lead Independent Director will determine whether any communication addressed to the entire Board should be properly addressed by the entire Board or a committee thereof. If a communication is sent to the Board or a committee, the Board of Directors or the chairperson of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response will be coordinated with our General Counsel.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following table shows all of Microtune’s current directors, each of whom has been nominated for election. Each nominee, if elected, will serve until the 2008 Annual Meeting of Stockholders or until a qualified successor is elected, unless the nominee resigns or is removed from the Board before then. In the event any such nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

Name	Age	Principal Occupation	Director Since
Walter S. Ciciora(1)	64	Independent Consultant	1996
James H. Clardy(2)	72	Venture Partner, Austin Ventures	1996
Steven Craddock(3)	58	Senior Vice President of New Media Development, Comcast Corp.	2002
James A. Fontaine	49	President and Chief Executive Officer, Microtune, Inc.	2003
Anthony J. LeVecchio(4)	60	President and Owner, The James Group	2003
Bernard T. Marren(5)	71	President and Chief Executive Officer, Opti, Inc.	2005
Michael T. Schueppert	41	Independent Consultant	2006
William P. Tai	44	General Partner, Charles River Ventures	1998
A. Travis White(6)	61	Independent Consultant	2004

(1)	Chairperson of the Nominating and Corporate Governance Committee and member of the Compensation Committee.
(2)	Chairperson of the Compensation Committee and member of the Nominating and Corporate Governance Committee.
(3)	Chairperson of the Technical Advisory Committee and member of the Audit Committee.
(4)	Chairperson of the Audit Committee.
(5)	Member of the Compensation Committee.
(6)	Lead Independent Director and member of the Audit Committee and Nominating and Corporate Governance Committee.

The following is a brief description of the business experience and educational background of each of the nominees for director, including the capacities in which each has served during the past five years:

Walter S. Ciciora became a director of Microtune in November 1996. Mr. Ciciora has been an independent consultant for companies in the cable, television, consumer electronics and telecommunications industries since October 1993. Mr. Ciciora holds a B.S., M.S. and Ph.D. in electrical engineering from the Illinois Institute of Technology and a M.B.A. from the University of Chicago.

James H. Clardy became a director of Microtune in August 1996 and served as a member of the Office of the President from June 2003 to August 2003. Mr. Clardy has been a venture partner of Austin Ventures, a venture capital firm, since January 1998. Mr. Clardy assumed the role of interim Chief Executive Officer of D2 Audio in August 2004. He left D2 Audio in 2005 and has served as interim President and Chief Executive Officer of nanoCoolers since July 2005. He currently serves on the boards of directors of several privately-held companies. Mr. Clardy holds a B.S. in electrical engineering from the University of Tennessee.

Steven Craddock became a director of Microtune in April 2002. Mr. Craddock has been the Senior Vice President of New Media Development for Comcast Corp. since June 1994, where he is responsible for the evaluation and development of new interactive multimedia and interactive technologies. He also serves as

Comcast’s representative to CableLabs®, a research and development consortium sponsoring industry initiatives such as the DOCSIS, PacketCable™ and CableHome™ standards. He currently serves on the boards of several privately-held companies. Mr. Craddock is a licensed professional engineer (PE) and holds a B.S. in civil engineering and electrical engineering from the Virginia Military Institute.

James A. Fontaine became a director, Chief Executive Officer and President of Microtune in August 2003. Mr. Fontaine was retired from May 2002 until his return to Microtune in August 2003. Mr. Fontaine previously served as Microtune’s Chief Strategy Officer from October 2001 until May 2002, Office of the President from August 2001 until September 2001, President from February 1999 until August 2001, and Executive Vice President of Sales and Marketing from August 1998 until February 1999. Mr. Fontaine holds a B.S. in electrical engineering from Marquette University.

Anthony J. LeVecchio became a director of Microtune in August 2003. Mr. LeVecchio has been the President and Owner of The James Group, Inc., a general business consulting firm, since 1988. He currently serves as a director and as chairperson of the audit committees of DG Systems (NASDAQ: DGIT), Ascendant Solutions (OTC BB: ASDS.OB) and ViewPoint Bank (NASDAQ: VPFG.O) and serves as a member of the board of directors of several privately-held companies. Mr. LeVecchio holds a Bachelor of Economics and a M.B.A. in Finance from Rollins College.

Bernard T. Marren became a director of Microtune in August 2005. Mr. Marren is currently the President and CEO of OPTi, Inc. (OTC BB: OPTI.OB), a company that licenses intellectual property for logic chips. He is also the chairperson and founder a private fabless semiconductor manufacturing company that develops highly integrated RF transceivers, and is a member of the board of directors of another privately-held company. Mr. Marren holds a B.S. in electrical engineering from Illinois Institute of Technology.

Michael T. Schueppert became a director of Microtune in August 2006. From January 2005 to December 31, 2006, Mr. Schueppert was President of ModeoTM LLC and from 1997 to 2006, he served as Senior Vice President, Business Development, of Crown Castle International Corp. From 1994 to 1997, Mr. Schueppert served in a variety of international sales and marketing roles for Cable & Wireless plc. Mr. Schueppert is a graduate of Cambridge University, UK, and holds a M.B.A. with distinction from INSEAD, France.

William P. Tai became a director of Microtune in June 1998. Mr. Tai has been a general partner of Charles River Ventures since June 2002. He also has been a general partner/managing director of Institutional Venture Partners, a venture capital firm, since July 1997. Mr. Tai also serves on the board of Transmeta Corp. (NASDAQ: TMTA), a provider of microprocessors. In addition, Mr. Tai serves on the boards of directors of several privately-held companies. Mr. Tai holds a B.S. in electrical engineering from the University of Illinois and a M.B.A. from Harvard Business School.

A. Travis White became a director of Microtune in January 2004. Mr. White has been semi-retired since January 2000. Prior to his retirement, Mr. White was President and Chief Executive Officer of Centillium Communications, Inc. from April 1998 through January 2000. Prior to April 1998, he was President of Sony Semiconductor Company of America and also Senior Vice President of Sony Corporation, Japan. He currently serves on the boards of two privately-held companies and one public company, Staktek Holdings, Inc. (NASDAQ: STAK), where he serves as chairperson of the audit committee. In addition, Mr. White is involved in a number of chief executive officer coaching assignments. Mr. White holds a B.S. in biological sciences and chemistry from the University of Texas, El Paso.

Required Vote

A plurality of the votes cast at the Annual Meeting is required to elect each nominee. Accordingly, abstentions and broker non-votes will have no effect on the election of directors, however, brokers will have authority to vote shares they hold on the behalf of beneficial holders in favor of the nominees if they have not been instructed otherwise. Shares represented by proxies will be voted for the election of the nominees named above unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominees as the Board of Directors may designate.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the election of each of the nine nominees listed above. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the election of the nine nominees named in Proposal No. 1.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

AMENDED AND RESTATED MICROTUNE, INC. 2000 STOCK PLAN

TO INCREASE THE NUMBER OF SHARES

AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN AND

TO MAKE CERTAIN TECHNICAL REVISIONS AND IMPROVEMENTS TO THE PLAN

Our Board of Directors has adopted, and recommends to our stockholders for approval, an amendment to the Amended and Restated Microtune, Inc. 2000 Stock Plan (the “2000 Stock Plan”). The amendment to the 2000 Stock Plan increases the number of shares of common stock that may be issued under the 2000 Stock Plan by 2,000,000 shares from 10,554,496 shares to 12,554,496 shares and makes certain technical revisions and improvements to the plan.

The following is a summary of the principal features of the 2000 Stock Plan. We have included a copy of the proposed amended and restated 2000 Stock Plan as APPENDIX 2 to this Proxy Statement. Our Board of Directors has recommended the adoption of the amendment and restatement of the 2000 Stock Plan:

•	to attract, retain and provide long-term incentives to our employees, including the highly-valuable engineering and other key personnel critical to our future success;

•	to explicitly prohibit the granting of “in-the-money” or discounted stock options;

•	to align the interests of our employees with those of our stockholders; and

•	to make certain technical revisions, improvements and clarifications to the 2000 Stock Plan.

Any stockholder of Microtune who wishes to obtain a copy of the original plan document may do so upon written request to us at: Microtune, Inc., 2201 10th Street, Plano, Texas 75074.

Summary of the 2000 Stock Plan

The following summary of the material provisions of the 2000 Stock Plan reflects the terms and conditions of the plan as currently in effect.

General. The 2000 Stock Plan as adopted by our Board of Directors and approved by our stockholders became effective as of August 4, 2000 and was amended effective as of June 20, 2002 and February 27, 2004 and was amended and restated effective March 16, 2006. The purposes of the plan are to enable us to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of our business. Awards that may be granted under the plan include incentive stock options, nonstatutory stock options, stock purchase rights, common stock equivalents and restricted stock.

Eligibility. Equity awards may be granted under the 2000 Stock Plan to any employee, director or consultant of Microtune. As of March 1, 2007, approximately 212 individuals were eligible to participate in the plan.

Administration. The 2000 Stock Plan will be administered by a committee composed solely of two or more non-employee directors as defined in Rule 16b-3(b)(3) under the Exchange Act who also qualify as “outside directors” as defined in Section 162(m) of the Code. Members of the committee shall be designated by the Board of Directors. The 2000 Stock Plan is currently administered by our Compensation Committee.

The Compensation Committee has the authority to, among other things, approve individuals for participation in the plan, construe and interpret the plan and to establish, amend or waive rules and regulations for its administration. Subject to the limitations of the express provisions of the 2000 Stock Plan, options may be subject to such provisions as the committee may deem advisable and may be amended by the committee from time to time. No amendment, however, may adversely affect the rights of the holder of an option without such holder’s consent.

Shares Subject to the 2000 Stock Plan. Pursuant to the plan as currently in effect, the aggregate number of shares of common stock that may be issued under the plan is equal to the sum of the number of shares that were reserved but unissued under our 1996 Stock Option Plan as of August 4, 2000, the number of shares subsequently returned to our 1996 Stock Option Plan and 10,554,496 shares. A maximum of thirty percent (30%) of the shares of common stock subject to the plan are available for restricted stock awards. A description of the Board of Directors’ proposed amendment to the plan to increase the number of shares available for issuance under the plan is included under the caption “Proposal to Increase Number of Shares Reserved for Issuance and to Make Certain Technical Revisions and Improvements” set forth below. As of December 31, 2006, options for 8,431,101 shares of common stock and restricted stock units for 93,000 shares of common stock were outstanding under the 2000 Stock Plan.

If any option or stock purchase right granted under the 2000 Stock Plan or the 1996 Stock Option Plan expires or becomes unexercisable without having been exercised in full, the common stock subject to or reserved for such option or stock purchase right may be used again for new grants of options under the 2000 Stock Plan. However, shares that have actually been issued under the 2000 Stock Plan upon the exercise of an option or right may not be returned to the plan and may not become available for future distribution, except that if shares pursuant to a restricted stock award are forfeited or repurchased by Microtune at their original purchase price, if applicable, such shares of common stock shall be available for future grants under the 2000 Stock Plan.

Adjustment Provisions. In the event of a stock split, stock dividend, reverse stock split, combination or reclassification of our common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by Microtune, the number of securities reserved for issuance under the 2000 Stock Plan but which have not been granted and the exercise price for such options are proportionately adjusted. The Board of Directors or the committee administering the plan shall be responsible for making such adjustments.

Terms and Conditions. Each option granted under the 2000 Stock Plan shall be evidenced by an agreement in a form approved by the committee. Each option shall be subject to the following terms and conditions, and to such other terms and conditions as the committee may deem appropriate that are not inconsistent with the provisions of the plan.

Timing of Option Grants and Number of Underlying Shares. Options shall be granted to such participants as the committee may designate, at such times as the committee may determine. Each option agreement shall designate the number of shares of common stock underlying the options to which the agreement pertains.

Exercise Price. The per share exercise price of each option granted under the plan shall be at least the fair market value per share of common stock for incentive stock options, and 110% of the fair market value in the case of 10% stockholders. In the case of nonstatutory stock options, the exercise price will be determined by the administrator of the 2000 Stock Plan. In the event of a merger or other corporate transaction, options may be granted with an exercise price less than 100% of the fair market value per share.

Vesting of Options. Each option agreement shall specify the manner in which the option shall vest.

Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. In the case of incentive stock options, the period will not exceed ten years, or five years in the case of 10% stockholders.

Payment. The exercise price of an option shall be paid in full at the time of exercise:

•	in cash;

•	by check;

•	by promissory note;

•

through the surrender of previously-acquired shares of common stock having a fair market value equal to the exercise price of the option. This method of payment may only be used if the previously acquired shares have been held by the participant for at least six months;

•	through consideration received by Microtune under a cashless exercise program;

•	through a reduction in the amount of any Microtune liability to the optionee;

•	by a combination of the above; or

•	by such other consideration and method of payment to the extent permitted by the committee administering the 2000 Stock Plan and applicable law.

Termination of Options Upon Termination Due to Disability or Death. Upon the termination of employment of an employee participant or upon the termination of the consulting or advisor relationship of a non-employee participant by reason of disability (as defined in Section 22(e)(3) of the Code) or death, such participant’s options may be exercised within the period of time specified in the option agreement to the extent the options are vested on the date of termination. If there is no specified time in the option agreement, the options shall remain exercisable for twelve months following termination.

Termination of Options Upon Termination Other than for Death or Disability. Upon the termination of an employee participant’s employment or upon the termination of the consulting or advisor relationship of a non-employee participant for any reason other than for cause, disability or death, such participant’s options (to the extent vested prior to such termination) may be exercised by such participant during the three-month period commencing on the date of termination, but not later than the expiration of the term of the options.

Term of Plan. The 2000 Stock Plan shall continue until August 4, 2010, unless terminated earlier by the Board.

Stock Purchase Rights. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the plan and/or cash awards made outside of the plan. The committee must advise a participant in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of shares that the participant shall be entitled to purchase, the price to be paid and the time within which the participant must accept such offer. The award of stock purchase rights must be evidenced by an agreement in the form determined by the committee. Unless the committee determines otherwise, each stock purchase right agreement shall grant Microtune a repurchase option at the price paid by the participant, exercisable upon the termination of the participant’s service with Microtune for any reason. The repurchase option shall lapse at a rate determined by the committee.

Common Stock Equivalents. Common stock equivalents (or restricted stock unit awards) may be awarded either alone, in addition to, or in tandem with other awards granted under the plan and/or cash awards made outside of the 2000 Stock Plan. An award of common stock equivalents must be evidenced by an agreement in the form determined by the committee. The number of common stock equivalents awarded pursuant to the 2000 Stock Plan will be credited to a bookkeeping account established in the name of the participant at such time or times as specified in the agreement evidencing such award. If Microtune pays a cash dividend at any time while common stock equivalents are held in a participant’s account, the account shall be credited with an additional number of common stock equivalents equal in value to the amount of dividends that would have been paid on the common stock equivalents in the participant’s account if they were actual shares of common stock. At the time or times specified in the participant’s agreement, Microtune shall deliver whole shares of common stock equal in number to the common stock equivalents then held in the participant’s bookkeeping account.

Restricted Stock Awards. Restricted stock awards are subject to restrictions as determined by the committee. Unless the applicable restricted stock award agreement provides otherwise, holders of restricted stock awards shall be entitled to vote and receive dividends during the periods of restriction to the same extent as such holder would have been entitled if he were a holder of the relevant number and type of unrestricted shares. The committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the shares awarded to a participant pursuant to a restricted stock award.

Nontransferability. During the lifetime of a participant, any award granted to him or her shall be exercisable only by him or her. No award shall be assignable or transferable, except by will or by laws of descent and distribution, and no award shall be subjected to any encumbrance, pledge or charge of any nature, unless otherwise determined by the committee in its discretion.

Amendment or Discontinuance of the 2000 Stock Plan. Our Board of Directors may from time to time alter, amend or suspend the 2000 Stock Plan, or may at any time terminate the plan. However, the Board of Directors must obtain stockholder approval of any amendment to the plan in order to comply with state corporate laws, federal and state securities laws, the Internal Revenue Code or the stock exchange on which the common stock is listed.

Outstanding Shares. The number of shares acquirable pursuant to stock options that will be awarded under the 2000 Stock Plan is not currently determinable. As of December 31, 2006, we had 2,784,601 shares available for grant and 8,431,101 options and 93,000 restricted stock units granted and outstanding under the 2000 Stock Plan. As of December 31, 2006, we had reserved 11,308,702 shares of common stock for issuance upon exercise of options and vesting of restricted stock units granted pursuant to the 2000 Stock Plan.

Proposal to Increase Number of Shares Reserved for Issuance and to Make Certain Technical Revisions and Improvements

As of December 31, 2006, 2,784,601 shares were available for future awards. Our Board has adopted, subject to stockholder approval, a proposal that the plan be amended to increase the aggregate number of shares of common stock that may be issued under the 2000 Stock Plan by 2,000,000 shares from 10,554,496 to 12,554,496 shares thereby ensuring that sufficient shares are available for future grants. In addition, we propose to make technical amendments to the 2000 Stock Plan to, among other things, explicitly prohibit the granting of “in-the-money” or discounted stock options and to clarify the availability of RSU awards under the plan.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the amendment to our 2000 Stock Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification and approval of the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Stock Plan. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the ratification and approval of the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Stock Plan as provided in Proposal No. 2.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

MICROTUNE, INC. 2000 DIRECTOR OPTION PLAN

TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN

AND TO MAKE CERTAIN TECHNICAL REVISIONS AND IMPROVEMENTS TO THE PLAN

Our Board of Directors has adopted, and recommends to the stockholders for approval, an amendment to the Microtune, Inc. 2000 Director Option Plan (the “2000 Director Option Plan”). The amendment to the 2000 Director Option Plan increases the number of shares of common stock that may be issued under the 2000 Director Option Plan by 100,000 shares, from 887,500 shares to 987,500 shares, and makes certain technical revisions and improvements to the plan.

The following is a summary of the principal features of the 2000 Director Option Plan. We have included a copy of the proposed amended and restated 2000 Director Option Plan as APPENDIX 3 to this proxy statement Our Board of Directors has recommended the adoption of the amendment and restatement of the 2000 Director Option Plan:

•	to provide long-term incentives to our non-employee directors; and
•	to align the interests of our non-employee directors with those of our stockholders.

Any Microtune stockholder who wishes to obtain a copy of the original plan document may do so upon written request to us at 2201 10th Street, Plano, Texas 75074.

Summary of the 2000 Director Option Plan

The following summary of the material provisions of the 2000 Director Option Plan, reflects the terms and conditions of the 2000 Director Option Plan, as currently in effect.

General. The 2000 Director Option Plan as adopted by the Board of Directors and approved by our stockholders became effective as of August 4, 2000 and was amended effective as of April 17, 2002, February 27, 2004 and April 13, 2005. The purposes of the plan are to enable us to attract and retain the best available personnel for service as non-employee directors, to provide additional incentive to non-employee directors to serve as directors and to encourage their continued service on our Board of Directors.

Eligibility. Options may be granted under the 2000 Director Option Plan only to non-employee directors. As of March 31, 2007, eight individuals were eligible to participate in the plan.

Administration. All grants of options under the 2000 Director Option Plan are automatic and nondiscretionary. No person will have the authority to select which non-employee directors are granted options or to determine the number of shares to be covered by the options.

Shares Subject to the 2000 Director Option Plan. Pursuant to the 2000 Director Option Plan the aggregate number of shares of common stock that may be issued under the plan shall not exceed 887,500, as adjusted, in accordance with the caption “Adjustment Provisions” set forth below. As of December 31, 2006, options for 500,750 shares of common stock were outstanding under the 2000 Director Option Plan.

If any option granted under the 2000 Director Option Plan should lapse, expire, terminate, be forfeited or be cancelled without the issuance of shares, the common stock subject to or reserved for such option may be used again for new grants of options under the plan. However, shares that have actually been issued under the plan upon the exercise of an option may not be returned to the plan and may not become available for future distribution.

Adjustment Provisions. In the event of a stock split, stock dividend, reverse stock split, combination or reclassification of our common stock, the number of securities reserved for issuance under the 2000 Director

Option Plan but which have not been granted and the exercise price for such options are proportionately adjusted, subject to any required actions by the stockholders.

Timing of Option Grants and Number of Underlying Shares. A non-employee director shall receive an option to purchase 15,000 shares of common stock on the date he or she first becomes a non-employee director. As currently in effect, each non-employee director will also receive an option to purchase 24,000 shares on the date of our annual stockholders’ meeting of each year, provided that he or she is a non-employee director on such date and he or she has served as a director for at least the preceding six months.

Exercise Price. The per share exercise price of each option granted under the plan shall be 100% of the fair market value per share of common stock on the date of grant.

Vesting of Options. One-third of the initial 15,000 options granted upon a non-employee director’s appointment to our Board of Directors become exercisable on each anniversary of their date of grant, provided that the non-employee director continues to serve as a director on such date.

One-third of the 24,000 options granted on the date of Microtune’s annual stockholders’ meeting of each year become exercisable on each anniversary of their date of grant, provided that the non-employee director continues to serve as a director on such date.

Option Period. Each option granted under the 2000 Director Option Plan shall have a term of ten years.

Payment. The exercise price of an option shall be paid in full at the time of exercise:

•	in cash;

•	by check;

•

through the surrender of previously-acquired shares of common stock having a fair market value equal to the exercise price of the option. This method of payment may only be used if the previously acquired shares have been held by the director for at least six months;

•	through consideration received by Microtune under a cashless exercise program; or

•	by a combination of the above.

Termination of Options Upon Termination Due to Disability. Upon the termination of services of a non-employee director by reason of disability (as defined in Section 22(e)(3) of the Code), such director’s options may be exercised within six months following the date of such termination, but not later than the expiration of the term of the options, to the extent the options are vested on the date of termination.

Termination of Options Upon Termination Due to Death. Upon the termination of services of a non-employee director by reason of death, such participant’s options may be exercised by the participant’s estate within twelve months following the date of such termination, but not later than the expiration of the term of the options, to the extent the options are vested on the date of termination.

Termination of Options Upon Termination Other than for Death or Disability. Upon the termination of a non-employee director’s service for any reason other than for cause, disability or death, such non-employee director’s options (to the extent vested prior to such termination) may be exercised by such participant during the three-month period commencing on the date of termination, but not later than the expiration of the term of the options.

Term of Plan. The 2000 Director Option Plan shall continue until August 4, 2010, unless terminated earlier by the Board of Directors.

Nontransferability. During the lifetime of a director, any option granted to him or her shall be exercisable only by him or her; provided, however that the director may transfer, without payment of consideration, the option to any member of the director’s immediate family or to a trust or partnership whose beneficiaries are members of the director’s immediate family. No option shall be assignable or transferable, except by will or by laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature, unless otherwise determined by the Compensation Committee in its discretion.

Amendment or Discontinuance of the 2000 Director Option Plan. The Board of Directors may from time to time alter, amend or suspend the 2000 Director Option Plan, or may at any time terminate the plan; provided that no such alteration, amendment, suspension or termination that would impair the rights of a director under any outstanding option shall be made without the consent of the director. However, the Board of Directors must obtain stockholder approval of any amendment to the plan to the extent necessary or desirable to comply with state corporate laws, federal and state securities laws, the Code or The NASDAQ Stock Market.

Outstanding Options. The number of shares acquirable pursuant to stock options that will be awarded under the 2000 Director Option Plan is not currently determinable. As of December 31, 2006, options to purchase an aggregate of 378,000 shares were available for grant under the plan. As of December 31, 2006, options to purchase 500,750 shares of common stock were outstanding under the 2000 Director Option Plan.

Proposal to Increase Number of Shares Reserved for Issuance and to Make Certain Technical Revisions and Improvements

As of December 31, 2006, 378,000 shares were available for future awards. The Board has adopted, subject to stockholder approval, a proposal that the plan be amended to increase the aggregate number of shares of common stock that may be issued under the plan by 100,000 shares from 887,500 to 987,500 shares thereby ensuring that sufficient shares are available for future grants. In addition, we propose to make certain technical revisions and improvements to the plan.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the amendment and restatement of our 2000 Director Option Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification and approval of the amendment and restatement of the 2000 Director Option Plan. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the ratification and approval of the amended and restated Microtune, Inc. 2000 Director Option Plan as provided in Proposal No. 3.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

MICROTUNE, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

TO INCREASE THE NUMBER OF SHARES

AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN AND

TO MAKE CERTAIN TECHNICAL REVISIONS AND IMPROVEMENTS

The Board of Directors has adopted, and recommends to our stockholders for approval, the amendment and restatement of the Microtune, Inc. 2000 Employee Stock Purchase Plan (the “2000 Employee Stock Purchase Plan”). The amendment and restatement increases the number of shares of common stock that may be issued under the 2000 Employee Stock Purchase Plan by 350,000 shares from 1,630,000 shares to 1,980,000 shares and makes certain technical revisions and improvements to the plan.

The following is a summary of the principal features of the 2000 Employee Stock Purchase Plan. We have included a copy of the proposed amended and restated 2000 Employee Stock Purchase Plan as APPENDIX 4 to this proxy statement. Our board of directors has recommended the adoption of the amendment and restatement of the 2000 Employee Stock Purchase Plan:

•	to attract, retain and provide long-term incentives to our employees, including the highly-valuable engineering and other key personnel critical to our future success; and

•	to align the interests of our employees with those of our stockholders.

Any stockholder of Microtune who wishes to obtain a copy of the original plan document may do so upon written request to us at: Microtune, Inc., 2201 10th Street, Plano, Texas 75074.

Summary of the 2000 Employee Stock Purchase Plan

The following summary of the material provisions of the 2000 Employee Stock Purchase Plan reflects the terms and conditions of the plan as currently in effect.

General. The 2000 Employee Stock Purchase Plan as adopted by the Board and approved by our stockholders became effective as of August 4, 2000 and was amended effective as of February 27, 2004. In addition, in December 2006, the Board of Directors, upon the recommendation of the Compensation Committee, approved certain amendments to the Employee Stock Purchase Plan that shortened the offering periods under the plan from two years to six months, which changed the period for establishing the price at which participants could purchase Common Stock. The Board of Directors administers the 2000 Employee Stock Purchase Plan and is responsible for interpreting its provisions.

Eligibility. Employees of Microtune and certain subsidiaries (other than employees who own or have the right to acquire 5% or more of our common stock) are eligible to participate in the 2000 Employee Stock Purchase Plan if they begin working before the first day of the month in which any offering period begins: May 1 for the offering period that begins on May 1, and November 1 for the offering period that begins on November 1. As of March 1, 2007, approximately 187 employees were eligible to participate in the 2000 Employee Stock Purchase Plan, and approximately 80 employees were participating. Participants participate in the 2000 Employee Stock Purchase Plan by electing payroll deductions that accumulate to purchase shares at a discount.

Offering and Accrual Periods. New offering periods begin on each May 1 and November 1. Each offering period is a six-month accrual period during which payroll deductions accumulate. The Board of Directors can change the duration of offering periods for future offerings at least 5 days prior to the scheduled beginning of the first offering period to be affected.

Payroll Deductions. On the last trading day of each offering period, the accumulated payroll deductions are used to purchase stock. Eligible employees select payroll deduction rates in 1% increments from 1% to 15% of their base salary and commissions. No interest accrues on payroll deductions. Employees may increase or decrease the rate for the next offering period. After a participant enrolls in the 2000 Employee Stock Purchase Plan, the participant is automatically enrolled in subsequent offering periods unless the participant actively withdraws. A participant may withdraw from any offering period prior to the end of the offering period, in which event no stock will be purchased, and we will return the participant’s accumulated payroll deductions to the participant.

Purchase Price and Amount of Stock Purchased. When a participant enrolls in the 2000 Employee Stock Purchase Plan, the participant essentially receives an option to purchase shares on the first day of the six-month offering period at the lower of 85% of the fair market value of the shares on the offering date (the first business day of the six-month offering period) or the purchase date (the last business day of the offering period). The number of shares a participant will be able to purchase will generally be equal to the payroll deductions during the accrual period, divided by the purchase price per share. The 2000 Employee Stock Purchase Plan limits each participant’s share purchases in order to stay within the Code’s $25,000 per year purchase limitation (based on the fair market value of the shares on the first day of the offering period). Additionally, participants may purchase no more than 5,000 shares during each six-month offering period.

Mergers, Consolidations and Other Corporate Transactions. If Microtune is dissolved or liquidated, the current offering period will terminate immediately prior to the liquidation or dissolution unless the Board of Directors decides otherwise. The Board of Directors is required to designate a date for the open offering period to terminate and allow each participant to purchase shares with accumulated payroll deductions. If Microtune sells substantially all of its assets or is acquired in a merger with another corporation, each option under the 2000 Employee Stock Purchase Plan will be assumed or an equivalent option will be substituted by the successor corporation. In the event the successor corporation refuses to assume or substitute the option, the Board of Directors shall designate a date for the open offering periods to terminate and allow each participant to purchase shares with accumulated payroll deductions.

Term of Plan. The 2000 Employee Stock Purchase Plan shall continue until August 4, 2010, unless terminated earlier by the Board of Directors.

Amendment or Discontinuance of the Plan. The Board of Directors may generally amend or terminate the Purchase Plan at any time. However, no changes affecting existing purchase rights may be made without the consent of the participants. The committee may terminate the 2000 Employee Stock Purchase Plan or an offering period in progress if it determines that it is in the best interests of Microtune and the stockholders.

Proposal to Increase Number of Shares Reserved for Issuance and to Make Certain Technical Revisions and Improvements

As of December 31, 2006, 219,767 shares were available for future awards. The Board has adopted, subject to stockholder approval, a proposal that the plan be amended to increase the aggregate number of shares of common stock that may be issued under the plan by 350,000 shares from 1,630,000 to 1,980,000 shares thereby ensuring that sufficient shares are available for future grants. In addition, we propose to make certain technical revisions and improvements to the plan.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the amendment and restatement of the 2000 Employee Stock Purchase Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification and approval of the amended and restated 2000 Employee Stock Purchase Plan. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the ratification and approval of the amended and restated Microtune, Inc. 2000 Employee Stock Purchase Plan as provided in Proposal No. 4.

Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences to participants in the 2000 Stock Plan, 2000 Director Option Plan, and 2000 Employee Stock Purchase Plan. This summary is based on statutory provisions, Treasury regulations, judicial decisions and rulings of the IRS. This summary does not purport to be complete, and does not cover, among other things, state and local tax treatment of participation in the plans.

Nonstatutory Stock Options; Incentive Stock Options

Participants will not realize taxable income upon the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the employee will recognize ordinary income (subject to withholding by Microtune) in an amount equal to the excess of (1) the amount of cash and the fair market value on the date of exercise of the common stock received over (2) the exercise price paid therefor. The participant will generally have a tax basis in any shares of common stock received pursuant to the cash exercise of a nonstatutory stock option that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the employee under the foregoing rules.

Employees will not realize taxable income upon the grant of an incentive stock option (“ISO”). Upon the exercise of an ISO, the employee will not have taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the employee, which may cause such employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has not been disposed before the end of the requisite holding periods (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), the employee will generally recognize capital gain (or loss) equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the ISO Stock. However, if an employee disposes of ISO Stock that has not been held for the requisite holding period (a “disqualifying disposition”), the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such ISO Stock. The employee would also recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized in the disqualifying disposition (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Neither we nor any subsidiaries of ours, if applicable, will generally be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless the employee makes a disqualifying disposition of the ISO Stock. If an employee makes such a disqualifying disposition, we will then, subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

Under current rulings, if an employee transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a nonstatutory stock option or an ISO, the employee will recognize income with respect to the common stock received in the manner described above, but no additional gain will be recognized as a result of the transfer of such previously held shares in satisfaction of the nonstatutory stock option or ISO exercise price. Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefore in satisfaction of the nonstatutory stock option or ISO exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares of common stock surrendered in satisfaction of the nonstatutory stock option or ISO exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the employee, plus, in the case of a nonstatutory stock option, the amount of ordinary income recognized by the employee with respect to the common stock received.

A subsequent disposition of stock acquired upon exercise of a stock option shall be taxed at long-term or short-term capital gains rates, depending on the holding period of such stock.

Stock Purchase Rights Under the 2000 Stock Plan

Participants will not realize taxable income upon the grant of a stock purchase right. Upon the exercise of a stock purchase right, the employee will generally recognize ordinary income (subject to withholding by the Company) in an amount equal to the excess of (1) the amount of cash and the fair market value on the date of exercise of the common stock received over (2) the exercise price paid therefor. The participant will generally have a tax basis in any shares of common stock received pursuant to the cash exercise of a stock purchase right that equals the fair market value of such shares on the date of exercise. If, however, the shares of common stock acquired upon exercise of the stock purchase right are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, then the participant will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (1) the fair market value of the shares of common stock on the date the repurchase right lapses over (2) the exercise price paid for the shares of common stock. The participant may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the stock purchase right an amount equal to the excess of (1) the fair market value of the purchased shares of common stock on the exercise date over (2) the exercise price paid for such shares of common stock. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we (or, if applicable, a subsidiary of ours) will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Restricted Stock Awards

Generally, a participant will not recognize taxable income upon the grant of restricted stock and we will not be entitled to any federal income deduction upon the grant of such award. The value of the restricted stock will generally be taxable to the participant as compensation income in the year or years in which the restrictions on the shares of common stock lapse. Such value will equal the fair market value of the shares of common stock on the date or dates the restrictions terminate. A participant, however, may elect pursuant to Section 83(b) of the Internal Revenue Code to treat the fair market value of the shares of common stock subject to the restricted stock award on the date of such grant as compensation income in the year of the grant of the restricted stock award. The participant must make such an election pursuant to Section 83(b) of the Internal Revenue Code within 30 days after the date of grant. If such an election is made and the participant later forfeits the restricted stock to us, the participant will not be allowed to deduct, at a later date, the amount such participant had earlier included as compensation income.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time the participant recognizes income under the rules described above. Dividends that are received by a participant prior to the time that the restricted stock award is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a participant in the restricted stock award will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s holding period in such shares will commence on the date income is so recognized.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Common Stock Equivalents/Restricted Stock Units

A participant generally will not have taxable income upon the grant of a common stock equivalent award or restricted stock unit but rather will generally recognize ordinary compensation income at the time the participant receives shares of common stock in satisfaction of such common stock equivalent award or restricted stock unit in an amount equal to the fair market value of the shares of common stock received. A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time the participant recognizes income under the rules described above.

2000 Employee Stock Purchase Plan

The 2000 Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Participants will not recognize income when they enroll in the 2000 Employee Stock Purchase Plan or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant holds the shares for one year or more after the exercise date and two years or more after the enrollment date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the enrollment date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant sells or otherwise disposes of the shares less than one year after the exercise date or less than two years after the enrollment date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the exercise date. The difference between the sale price and the fair market value on the exercise date will be a capital gain or loss.

When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, Microtune will generally be entitled to a tax deduction in the amount of the ordinary income recognized by the participant.

Certain Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible by us, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our ability to obtain a deduction for future payments under the plan could also be limited by Section 280G of the Internal Revenue Code, which prevents the deductibility of certain excess parachute payments made in connection with a change in control of an employer. Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by stockholders. The Company has structured the Plan so that resulting compensation can be designed to qualify as performance-based compensation. To allow the Company to qualify the compensation, it is seeking stockholder approval of the Plan and the material terms of the related performance goals.

Effect of Section 409A of the Internal Revenue Code

On October 22, 2004, the American Jobs Creation Act of 2004 (H.R. 4520) (“AJCA”) was signed into law by the President. The AJCA significantly altered the rules relating to the taxation of deferred compensation.

The AJCA added a new Section 409A to the Code, which generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (1) timing of payouts, (2) advance election of deferrals and (3) restrictions on acceleration of payouts will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income as a result of not complying with Section 409A are increased by an interest component as specified by statute, and the amounts included in income are also subject to a 20% excise tax. In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax.

The AJCA is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain awards under the plan. Section 409A is effective with respect to amounts deferred after December 31, 2004, but may also apply to amounts deferred earlier under arrangements which are materially modified after October 3, 2004. In IRS Notice 2005-1, the Treasury Department provided interim guidance on transition issues and the meaning of various provisions of new Section 409A. Additional guidance has been provided in proposed Treasury regulations. We intend that any awards granted, administered and exercised under the plans will satisfy the requirements of Section 409A to avoid the imposition of the excise tax.

Accounting Treatment

Prior to January 1, 2006, we elected to follow Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, and related interpretations to account for our employee and director stock options, as permitted by Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. We accounted for stock-based compensation for non-employees under the fair value method prescribed by SFAS No. 123. Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123 (revised 2004), Share-Based Payments (SFAS No. 123(R)), for all share-based payment awards to employees and directors including stock options, restricted stock units and employee stock purchases related to our employee stock purchase plan. In addition, we have applied the provisions of Staff Accounting Bulletin No. 107 (SAB No. 107), issued by the Securities and Exchange Commission, in our adoption of SFAS No. 123(R).

We adopted SFAS No. 123(R) using the modified-prospective-transition method. Under this transition method, stock-based compensation expense recognized after the effective date includes: (1) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the measurement date fair value estimate in accordance with the original provisions of SFAS No. 123, and (2) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the measurement date fair value estimate in accordance with the provisions of SFAS No. 123(R). Results from prior periods have not been restated and do not include the impact of SFAS No. 123(R). Stock-based compensation expense under SFAS No. 123(R) for 2006 was $5.8 million relating to employee and director stock options, restricted stock units and our employee stock purchase plan. Stock-based compensation expense under the provisions of APB No. 25 was $0.7 million and $1.5 million for 2005 and 2004, respectively. The impact in 2006 of adopting SFAS No. 123(R) was to increase net loss before income taxes and net loss by $5.3 million and net loss per share by $0.10.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP as our independent auditors to perform the audit of our financial statements for the fiscal year ending December 31, 2007, and we are asking stockholders to ratify this selection. Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting. They will have the opportunity to make a statement at our Annual Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

Principal Accounting Fees and Services

In connection with the audit of our financial statements for the fiscal year ended December 31, 2006, we entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP has performed audit services for Microtune. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by Ernst & Young LLP for the years ended December 31, 2006 and 2005.

	2006	2005
Audit fees(1)	$1,397,008	$632,800
Audit-related fees(2)	1,624	1,600
Tax fees(3)	336,896	140,300
All other fees(4)	—	300

Total Fees	$1,735,528	$775,000

Ernst & Young LLP did not render professional services relating to financial information systems design and implementation for the years ended December 31, 2006 and 2005.

(1)	Audit fees are generated from services consisting of the annual audits of our consolidated financial statements included in our Annual Reports on Form 10-K, the annual audit on effectiveness of internal controls over financial reporting, quarterly reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, as well as any required statutory audits of our foreign subsidiaries, services related to filings made with the SEC and accounting advisory services related to financial accounting matters. Approximately $797,730 is attributable to fees generated from audit services associated with the Audit Committee’s investigation into our past stock option grant practices.
(2)	Audit-related fees are generated from the use of Ernst & Young LLP’s online research tool.
(3)	Tax fees are generated from services, including but not limited to, assistance with certain tax compliance matters. Approximately $301,945 of this amount is attributable to tax compliance support associated with the Germany tax review and examination, which was resolved in the third quarter of 2006.
(4)	All other fees relate to continuing education services.

The Audit Committee has determined that the services provided to Microtune are compatible with maintaining Ernst & Young LLP’s independence. For more information about Ernst & Young LLP, please see the “Report of the Audit Committee of the Board of Directors” on page 59.

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services by Ernst & Young LLP. In general, all services must be pre-approved at duly convened meetings of the Audit Committee or by the Chairperson of the Audit Committee. Any services approved by the Audit Committee Chairperson are required to be discussed at the following regular meeting of the Audit Committee. All fees paid in 2006 were approved in accordance with these procedures.

Required Vote

Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome as they are not considered “shares present” for voting purposes, however, brokers will have authority to vote shares they hold on the behalf of beneficial holders in favor of approval if they have not been instructed otherwise.

If our stockholders do not ratify the selection of Ernst & Young LLP, the appointment of the independent registered public accounting firm will be reconsidered by our Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Microtune and its stockholders.

Recommendation of the Board of Directors

The Board of Directors and more specifically, the Audit Committee, unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for the year ending December 31, 2007. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the ratification of the appointment of Ernst & Young LLP.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Information regarding our Corporate Governance can be found on page 7 and information regarding our Board of Directors can be found on page 17.

The following table sets forth certain information with respect to our executive officers as of April 2, 2007:

Name	Age	Position
James A. Fontaine	49	Chief Executive Officer and President
Jeffrey A. Kupp	44	Chief Financial Officer and Vice President
Albert H. Taddiken	43	Chief Operating Officer
Robert S. Kirk	46	Vice President of Worldwide Sales
Barry F. Koch	41	Vice President and Managing Director, Microtune GmbH & Co. KG
Phillip D. Peterson	37	General Counsel

Biographical information concerning Mr. Fontaine is set forth under “Election of Directors” on page 18.

Jeffrey A. Kupp was named Vice President, Chief Financial Officer and Corporate Secretary in May 2005. Mr. Kupp was Vice President and Chief Financial Officer of Inet Technologies Inc. from 2000 to 2004. Mr. Kupp began his career in accounting at Ernst & Young, LLP. He is a Certified Public Accountant and holds a Bachelor of Arts degree in Accounting and Computer Science from Asbury College and a M.B.A. degree from Cornell University.

Albert H. Taddiken was named Chief Operating Officer in August 2003. Mr. Taddiken also served as a member of the Office of the President from June 2003 through August 2003, Chief Technical Officer from September 2001 to August 2003, General Manager, Broadband Business Unit from December 2001 through June 2003, Vice President, IC Engineering from May 1998 through December 2001 and as Director, RFIC Development from November 1996 through April 1998. Mr. Taddiken began his career at Texas Instruments. Mr. Taddiken holds a B.S.E.E. from the Massachusetts Institute of Technology.

Robert S. Kirk was named Vice President of Worldwide Sales in October 2003. Mr. Kirk served as Vice President of Sales, North America from March 2003 to October 2003. Mr. Kirk was Vice President of Sales, Northern Europe for Avnet from August 2001 to March 2003, and Vice President of Sales, North America for On Semiconductor from May 1982 to August 2001. Mr. Kirk holds a B.S.E.E. from Purdue University.

Barry F. Koch was named Managing Director of Microtune GmbH & Co. KG, a wholly-owned German subsidiary of Microtune, in May 2000. Mr. Koch joined Microtune GmbH & Co. KG as Director of Advanced Development in January 2000 at the time of Microtune’s combination with Temic. Mr. Koch had been with Temic and its predecessors since June 1995. In addition, Mr. Koch has held a number of positions at Microtune concurrently with his positions at Microtune GmbH & Co. KG. Mr. Koch was named Vice President and Co-General Manager of Microtune’s Broadband Business Unit in January 2004. Additionally, Mr. Koch has served as Vice President and General Manager of Microtune’s Automotive Business Unit since December 2001, and served as Vice President of Systems Engineering from May 2000 until December 2001. Mr. Koch holds a B.S.E.E. from the University of Missouri-Rolla and a M.S.E.E. from Purdue University.

Phillip D. Peterson was named General Counsel in April 2004. Mr. Peterson was an attorney with Cox Smith Matthews Incorporated (formerly Cox & Smith Incorporated) from September 2002 to October 2003 and with DLA Piper (formerly Gray Cary Ware & Freidenrich, LLP) from March 2000 to January 2002. Prior to that, he was an attorney with King & Spalding LLP and Fulbright & Jaworski L.L.P. Mr. Peterson holds a B.A. from Trinity University and a J.D. from the University of Texas School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table shows shares of our common stock that we believe are beneficially owned as of March 1, 2007 by:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each executive officer named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

Under the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable under stock options that are exercisable within 60 days of the date set forth above. Accordingly, we have included any options held by each stockholder that are exercisable within 60 days of March 1, 2007 (i.e., April 30, 2007). Shares issuable under stock options are deemed outstanding for purposes of computing the percentage ownership of the person holding options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. We calculated the “Percentage Beneficially Owned” based on 53,505,128 shares of our common stock outstanding on March 1, 2007.

Name of Beneficial Owner	Shares	Percentage Beneficially Owned
Institutional Venture Partners VII(1)	2,778,668	5.2%
Simon J. Michael(2)	3,910,400	7.3
Walter S. Ciciora(3)	176,671	*
James H. Clardy(4)	138,271	*
Steven Craddock(5)	63,271	*
James A. Fontaine(6)	870,838	1.6
Jeffrey A. Kupp(7)	134,167	*
Robert S. Kirk(8)	249,858	*
Barry F. Koch(9)	241,241	*
Anthony J. LeVecchio(10)	75,271	*
Bernard T. Marren(11)	513,000	1.0
Michael T. Schueppert	—	—
Albert H. Taddiken(12)	582,272	1.1
William P. Tai(13)	2,789,761	5.2
A. Travis White(14)	53,271	*
All directors and current executive officers as a group (13 Persons)(15)	5,887,892	11.0

*	Less than 1% of the outstanding shares of common stock.
(1)	Based upon the Schedule 13G filed with the SEC on February 14, 2001. Includes 94,773 shares held by Institutional Venture Management VII, 2,597,061 shares held by Institutional Venture Partners VII and 86,834 shares held by IVP Founders Fund I, L.P. The address for these funds is 3000 Sandhill Road, Building 2, Suite 250, Menlo Park, CA 94025.
(2)	Based upon an Amendment No. 5 to Schedule 13G filed with the SEC on February 13, 2007 by Simon J. Michael, Balch Hill Capital, LLC and Balch Hill Partners, L.P., all whose address is 2778 Green Street, San Francisco, CA 94123. The 13G states that:
(i)	Simon J. Michael has sole voting power and sole dispositive power with respect to 660,400 shares and shared voting power and shared dispositive power with respect to 3,250,000 shares;
(ii)	Balch Hill Capital, LLC has shared voting power and shared dispositive power with respect to 3,250,000 shares; and

(iii)	Balch Hill Partners, L.P. has shared voting power and shared dispositive power with respect to 3,010,000 shares.
(3)	Mr. Ciciora has sole voting power and sole dispositive power with respect to 80,400 shares and shared voting power and shared dispositive power with respect to 38,000 shares. Includes 58,271 shares for options which are currently exercisable or become exercisable within 60 days.
(4)	Includes 25,000 shares of common stock held by trusts, of which Mr. Clardy acts as co-trustee, for the benefit of Mr. Clardy’s children, none of whom are dependents of Mr. Clardy. Mr. Clardy has sole voting power and sole dispositive power with respect to 55,000 shares and shared voting power and shared dispositive power with respect to 25,000 shares. Also includes 58,271 shares for options which are currently exercisable or become exercisable within 60 days.
(5)	Includes 63,271 shares for options which are currently exercisable or become exercisable within 60 days.
(6)	Includes 22,000 shares of common stock outstanding held by JSCJ Ventures, Ltd., of which Mr. Fontaine is the general partner and 28,830 shares of common stock held jointly by Mr. Fontaine and his spouse. Mr. Fontaine has sole voting power and sole dispositive power with respect to 95,002 shares and shared voting power and shared dispositive power with respect to 50,830 shares. Also includes 725,006 shares for options which are currently exercisable or become exercisable within 60 days.
(7)	Includes 134,167 shares for options which are currently exercisable or become exercisable within 60 days.
(8)	Mr. Kirk has sole voting power and sole dispositive power with respect to 15,853 shares. Also includes 234,005 shares for options which are currently exercisable or become exercisable within 60 days.
(9)	Mr. Koch has sole voting power and sole dispositive power with respect to 5,839 shares. Also includes 235,402 shares for options which are currently exercisable or become exercisable within 60 days.
(10)	Mr. LeVecchio has sole voting power and sole dispositive power with respect to 23,250 shares. Also includes 52,021 shares for options which are currently exercisable or become exercisable within 60 days.
(11)	Mr. Marren has sole voting power and sole dispositive power with respect to 500,000 shares. Also includes 13,000 shares for options which are currently exercisable or become exercisable within 60 days.
(12)	Includes 185,162 shares held by Taddiken Investments, Ltd., of which Mr. Taddiken is the general partner. Also includes 397,110 shares for options which are currently exercisable or become exercisable within 60 days.
(13)	Includes 94,773 shares held by Institutional Venture Management VII and 2,597,061 shares held by Institutional Venture Partners VII. Mr. Tai is a general partner of each of these partnerships, shares voting and dispositive power with respect to the shares held by each of these entities and disclaims beneficial ownership of the shares held by these entities, except to the extent of his pecuniary interest. Mr. Tai has sole voting power and sole dispositive power with respect to 39,656 shares. Mr. Tai has shared voting power and shared dispositive power with respect to 2,691,834 shares. Also includes 58,271 shares for options which are currently exercisable or become exercisable within 60 days.
(14)	Includes 53,271 shares for options which are currently exercisable or become exercisable within 60 days.
(15)	Includes 2,082,066 shares for options which are currently exercisable or become exercisable within 60 days.

Equity Compensation Plan Information

Information regarding stock-based compensation awards outstanding and available for future grants as of December 31, 2006, segregated between stock-based compensation plans approved by stockholders and stock-based compensation plans not approved by stockholders, is presented in the table below:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	9,886,680	$3.59	3,222,341
Equity compensation plans not approved by security holders	—	—	—

Total	9,886,680	$3.59	3,222,341

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our common stock to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2006.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is intended to provide investors with an understanding of our compensation policies and decisions regarding our named executive officers for 2006. Our named executive officers are our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers. The following will be discussed and analyzed in this Compensation Discussion and Analysis section:

•	Microtune Compensation Philosophy;

•	Executive Compensation Objectives and Policies;

•	Base Salary Compensation;

•	Annual Incentive Compensation;

•	Long-Term Equity Incentive Compensation;

•	Equity Awards and Practices;

•	Annual Stock Option Awards;

•	New Hire Stock Option Awards;

•	Changes to Equity Award Practices in 2006;

•	Retirement Benefits;

•	Other Compensation;

•	Severance Benefits;

•	Change of Control Agreements;

•	Potential Payments Upon Change of Control;

•	Executive Compensation During 2007;

•	2007 Special Cash Bonuses;

•	2007 Executive Incentive Compensation Program;

•	2007 Compensation of Robert S. Kirk, Vice President of Worldwide Sales;

•	Stock Ownership Guidelines and Policy Against Hedging; and

•	Tax Deduction for Executive Compensation.

Microtune Compensation Philosophy

Key to establishing long-term and short-term compensation plans is the establishment of a compensation philosophy, and annually reviewing and adapting that philosophy to match the evolving industry environment and Microtune’s place in that industry.

Microtune’s compensation philosophy has historically been that of a traditional high technology emerging growth company where the competing concerns of cash preservation and competition for engineering talent requires a compensation philosophy that relies heavily on long-term equity incentive compensation to compensate for the lack of other more traditional forms of compensation. With this in mind, our compensation philosophy for executive officers has historically been characterized by the following:

•	at or below market base salaries;

•	no annual incentive compensation programs;

•	heavy reliance on equity compensation;

•	an employee stock purchase program, or ESPP, with long offering periods; and

•	no 401(k) matching.

Over the past few years, we believe Microtune has evolved from the emerging growth company stage of its development and is in the process of transitioning to a more mature stage of its development. In 2006 and 2007, our Compensation Committee spent considerable time discussing and updating our compensation philosophy for our executives to reflect the current evolution of Microtune and take into account the impact of FAS 123(R) and our heavy historical reliance on equity compensation. Our new executive compensation philosophy is characterized by the following:

•	market base salaries;

•	annual incentive compensation programs based primarily on the achievement of a combination of revenue and profit goals;

•	annual incentive bonuses based primarily on the performance vesting of restricted stock units (RSUs) (with a smaller cash component, if any); and

•	long-term equity incentive compensation with the historical use of stock options transitioning to the use of a combination of RSUs and stock options, at a reduced rate from historical levels.

Our Compensation Committee has also adapted its company-wide compensation philosophy to a more traditional, larger company model in order to better attract and retain professional employees. This new compensation philosophy for our non-executive employees is characterized by the following:

•	at or above market base salary compensation;

•	annual incentive compensation programs for key professional employees based primarily on the achievement of a combination of revenue and profit goals;

•	discretionary bonuses for significant individual or group contributions;

•	continued issuance of stock options to professional employees, but at a reduced rate from historical levels;

•	shortening of the ESPP offering periods to make our program more consistent with larger companies; and

•	addition of a limited 401(k) matching program to encourage employees to fund their own retirement programs.

Executive Compensation Objectives and Policies

The Compensation Committee is responsible for setting, administering and reviewing our compensation programs and the policies governing the annual compensation of our named executive officers and the other officers appointed by our Board of Directors. The role of the Compensation Committee is to establish and recommend salaries and other compensation paid to the Chief Executive Officer and the other executive officers and to administer our stock and benefit plans. For executive officers, the Board approves all base salaries, annual incentive compensation and long-term equity incentive compensation. Our Chief Executive Officer abstains from all voting actions of the Board regarding executive compensation. Any discretionary bonus payments are also approved by our full Board. Our Compensation Committee, which met nine times during 2006, is composed entirely of Independent Directors. Please see “Microtune Corporate Governance — Board Meetings and Committees; Annual Meeting Attendance—Compensation Committee” on page 12. Our Board, upon the recommendation of our Nominating and Corporate Governance Committee, designates the members and the Chairperson of our Compensation Committee. Our primary compensation goals are to:

•	attract and retain highly qualified people;

•	motivate and reward existing employees who are critical to the achievement of our objectives; and

•	simultaneously maximize stockholder value.

Accordingly, our executive compensation philosophy is to tightly link compensation with Microtune’s performance and the creation of stockholder value. We also structure compensation programs so that individuals are held accountable for their performance and our results. Our compensation programs are designed to:

•	reward executives for long-term strategic performance and enhancement of stockholder value;

•	support a performance-oriented environment that rewards achievement of our financial and non-financial goals;

•	promote ownership of Microtune stock by our executives to better align the interests of management and our stockholders;

•	attract and retain executives whose abilities are considered essential to our long-term success and competitiveness; and

•

align the long-term financial interests of our executives with those of our stockholders by placing a significant percentage of executive compensation at risk through the use of equity-based compensation components.

Executive Compensation Components. To meet the objectives described above, executive compensation for Microtune’s officers is comprised of three main components: (1) base salary; (2) annual incentive compensation and (3) long-term equity incentive compensation. Each of these compensation components is discussed below. The overall compensation package for our executives is variable with actual executive compensation related to and contingent upon Microtune’s performance and stock price through the use of annual incentive compensation and long-term equity incentive compensation, respectively. The equity incentive plans pursuant to which such awards are made have been approved by our stockholders and are designed to comply with the requirements of United States federal tax laws on deductibility under Section 162(m) of the Code.

Setting Executive Compensation. Our fiscal year aligns with the calendar year and as such, we develop and finalize our annual and long-term goals in the first quarter of each year. Also during the first quarter of each year, we review Microtune’s performance for the prior fiscal year. As part of this review of Microtune’s performance, we assess whether any annual incentive compensation has been earned. Our Compensation Committee evaluated our performance against our first annual incentive compensation program (the 2006 Incentive Compensation Program, discussed below) in the first quarter of 2007. In determining overall compensation for a specific officer, we consider many factors, including the responsibilities and scope of the officer’s particular position, his or her experience and performance in that position, the recent compensation history of the officer (including special or unusual compensation payments), the period of time since his or her last increase in total compensation, the expected value of the officer’s future contribution to our success and growth, the compensation levels of all employees within Microtune to ensure internal pay equity is preserved, executive compensation at certain other companies to ensure that our compensation levels are competitive and our recent overall financial and business performance. We review and consider the compensation of all levels of employees within Microtune to provide an appropriate context for executive compensation decisions and to help ensure that there is internal pay equity within the organization. We additionally review executive compensation data for semiconductor companies of similar size and complexity to ensure that our compensation levels are competitive, although we do not evaluate a formal “peer group.” Base salary adjustments, if any, typically occur in the second quarter of each year.

The Compensation Committee sets annual and long-term performance goals for our Chief Executive Officer and evaluates our Chief Executive Officer’s performance against such goals and Microtune’s performance against the performance of the Philadelphia Semiconductor Index. The Compensation Committee meets at least once each calendar year in executive session without our Chief Executive Officer, and he is not present for that portion of any meeting of the Compensation Committee during which his compensation is considered.

The Compensation Committee does not formally retain any consultants to assist it in assessing and determining appropriate and competitive compensation for our executives, although it did receive informal guidance from an independent accounting firm other than our independent auditors during 2006 regarding alternatives to stock option compensation.

Role of Executive Officers in Compensation Decisions. Our Chief Executive Officer makes a recommendation to the Compensation Committee each year on the appropriate compensation to be paid to our executive officers. Although our Chief Executive Officer does not provide recommendations for his base salary compensation, he does provide annual incentive compensation and long-term equity incentive compensation recommendations for all of our executive officers, including himself. Our Board makes the final determination of the amount of compensation to be awarded to each executive officer, including our Chief Executive Officer, based on the Compensation Committee’s recommendations and determination of how that compensation achieves the objectives of our compensation policies.

Base Salary Compensation

We target the base salary for each executive officer position to be competitive with the base salaries of executive officers of semiconductor companies of similar size and complexity. Our Compensation Committee annually reviews salaries recommended by the Chief Executive Officer for each of our executive officers (other than himself) and sets the salary of each executive officer on a case-by-case basis. Final decisions on base salary adjustments of executive officers other than the Chief Executive Officer are made with the Chief Executive Officer’s involvement, however he abstains from all voting actions. In addition, our Compensation Committee annually reviews the salary of our Chief Executive Officer in executive session without management present and makes a recommendation to the Board. Our Chief Executive Officer is not present during Board discussions and votes regarding his compensation. In determining the appropriate salary levels for our executive officers, we consider, among other factors:

•	the responsibilities and scope of the position held and the officer’s experience and performance in that position;

•	the recent compensation history of the officer (including special or unusual compensation payments);

•	the period of time since the last base salary increase;

•	the expected value of the officer’s future contribution to our success and growth;

•	the compensation of all levels of employees within Microtune to ensure internal pay equity is preserved;

•	executive compensation at certain other companies to ensure that our compensation levels are competitive; and

•	our recent overall financial and business performance.

In addition, executives and other employees may receive an additional increase in base salary if warranted because of promotions, retention concerns and market conditions. The base salaries paid to our named executive officers in 2006 can be found below in the “Summary Compensation Table.”

During late January and early February of 2006, the Compensation Committee of our Board met and reviewed all components of our Chief Executive Officer’s compensation, including base salary and long-term equity incentive compensation, including accumulated vested and unvested stock options. The Compensation Committee reviewed Mr. Fontaine’s performance, the operational and financial performance of the Company, Mr. Fontaine’s success in achieving annual and long-term performance goals set by the Board and the Company’s performance relative to the performance of the Philadelphia Semiconductor Index. After an extensive review of these factors, the Compensation Committee recommended to the Board that Mr. Fontaine’s base salary be increased from $250,000 to $300,000. The Compensation Committee based its recommendation to adjust Mr. Fontaine’s base salary, in part, upon the following achievements in 2005:

•	we achieved two consecutive quarters of GAAP profitability for the first time in our history;

•	we grew our gross margin percentage to the 50% range;

•

we resolved the securities class action litigation, stockholder derivative litigation and the SEC investigation in 2005, (originating from practices that predated Mr. Fontaine’s appointment as Chief Executive Officer) which dramatically reduced our expenses; and

•	we achieved successful digital TV tuner product development.

In addition to considering the criteria above in determining Mr. Fontaine’s compensation for 2006, the Compensation Committee considered other individual considerations such as his leadership, ethics, and corporate governance. Our Board of Directors approved and ratified the salary increase.

In July of 2006, our Chief Executive Officer recommended to the Compensation Committee that certain changes be made to the base salaries of the Company’s officers. In considering the proposed changes, the committee considered each officer’s performance measured in accordance with the factors listed above, as well as his or her contribution toward the achievements of the Company in 2005 described above. The Committee increased the base salaries of the four named executive officers, other than the Chief Executive Officer, an average of 5.6% over their 2005 base salaries.

Annual Incentive Compensation

Prior to 2006, we had not implemented a formal bonus compensation program for our executive officers. However, with the approval of our full Board, we had previously awarded discretionary bonus compensation to certain executives for significant accomplishments that contributed to our results. In 2006, we did implement an annual incentive compensation program which is described below. Consistent with our objective to support a “pay for performance” compensation philosophy, any annual incentive compensation plans for senior executives must link pay to the achievement of goals set in advance by the Compensation Committee, which may be financial or other non-financial goals that further the interests of Microtune. The Compensation Committee must consider as a factor whether established targets have been met in deciding whether to award annual bonus in cash or stock options and, for that purpose, establishes a sliding scale that takes into account performance against the established targets. However, the Compensation Committee has the discretion to award a bonus for accomplishments that are not in a pre-approved plan, but are beneficial to Microtune, such as those awarded in 2007 and described below. Our full Board, however, must approve the award of any such discretionary bonuses to senior executives.

2006 Incentive Compensation Program. In June of 2006 we implemented our 2006 Executive Incentive Compensation Program (the “2006 Program”) for certain executives based on pre-determined performance goals for the Company. Under the 2006 Program, certain executives received awards of performance-based restricted stock unit awards, or RSU awards with the number of the total RSU awards that could vest and result in the issuance of underlying shares to the executive officers calculated based on the following scoring factors, which were given equal weight (the “Scoring Factors”):

•

Profitability. We established targets for profitability measured by our reported pro forma net income, which was our net income, excluding SFAS No. 123R stock-based compensation expense, amounts attributable to a pending foreign tax settlement and the costs of the 2006 Program (including a companion non-executive bonus program). Each executive officer received a “profit score” which could vary between 0% and 145% in accordance with our achievement of these profitability goals.

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Net Revenue. In addition, we established a target for revenue. Each executive officer received a “revenue score” which could vary between 0% and 130% in accordance with our achievement of these revenue goals.

•

Business Goals. Finally, we established certain business objectives and operational goals, and each executive officer received a “goals score” which could vary between 0% and 140% based on our achievement of these business and operational goals. Certain of these goals were discussed in our Current Report on Form 8-K dated February 2, 2006.

The vesting quantity (which could not exceed 100%) of each executive’s maximum RSU bonus award was the percentage of such executive’s RSU award equal to the average of the “profit score,” “revenue score” and “goals score” achieved by Microtune. However, if the “profit score” equated to 0%, no RSU awards would vest, notwithstanding the scores achieved under the other Scoring Factors.

An aggregate number of 93,000 RSU’s were awarded under the 2006 Program to Microtune’s executive officers in differing amounts based on their respective responsibilities and each individual’s unique ability to impact Microtune’s financial performance and business objectives. The maximum RSU bonus award amounts pursuant to the 2006 Program for our named executive officers are described below:

Executive Officer	Position	Maximum RSU Bonus Award (Shares)
James A. Fontaine	Chief Executive Officer	20,000
Jeffrey A. Kupp	Chief Financial Officer	15,000
Albert H. Taddiken	Chief Operating Officer	18,000
Robert S. Kirk	Vice President of Worldwide Sales	10,000
Barry F. Koch	Managing Director (Microtune GmbH & Co. KG)	10,000

In addition, we granted 20,000 RSU bonus awards to two other executive officers (who are not named executive officers) not listed above. Due in large part to the significant extraordinary legal and accounting expenses incurred to support the Audit Committee’s stock option investigation in the second half of 2006, the profit score under the 2006 Program equated to 0% and on March 13, 2007, our Board of Directors, upon our Compensation Committee’s recommendation, determined that no RSU awards would vest under the 2006 Program. The 2006 Program was consequently terminated without the award of any bonus compensation to our executives.

Information regarding RSU awards granted to our named executive officers can be found below under “Summary Compensation Table,” “Grants of Plan-Based Awards” and “Discussion of Summary Compensation and Plan-Based Awards Tables.”

During the fiscal year ended December 31, 2006, no discretionary bonus compensation was awarded. In February 2007, however, Microtune awarded an aggregate of $75,000 in discretionary cash bonus compensation to three officers for extraordinary efforts in connection with the previously announced restatement of our consolidated financial statements, which was completed on January 22, 2007. This award included $25,000 to Jeffrey A. Kupp, our Chief Financial Officer. Please see “Executive Compensation During 2007—2007 Special Cash Bonuses” below.

Long-Term Equity Incentive Compensation

Microtune awards long-term equity incentive grants to executive officers as part of its overall compensation package. These awards differ from annual incentive compensation by rewarding executives for long-term stockholder value creation, rather than shorter term annual financial performance. These awards are consistent with Microtune’s policies of offering competitive overall compensation packages, while furthering Microtune’s “pay for performance” compensation philosophy. Long-term equity incentive awards are an important and significant element of the total compensation package for Microtune executives in order to align the financial interests of our executives with the financial interests of our stockholders and to supplement base salaries which we have historically set at or below market base salaries. The number of shares of our common stock underlying an award and any subsequent awards are based in part on the competitive environment of the technology industry, while also maintaining an overall sense of fairness in the compensation distributed to Microtune employees. When granting equity-based incentive awards, we consider the current rate and amount of monthly vesting of equity-based awards for each individual and whether we believe that such vesting rates and amounts are competitive.

We did not make an annual award of stock option grants in 2006 due to concerns regarding the timing of such grants and then subsequently due to the initiation of our Audit Committee investigation into our stock option grant practices. As a result, no long-term equity incentive compensation awards were made in 2006, other than stock option grants to new hire employees.

Our 2000 Stock Plan, 2000 Director Option Plan and 2000 Employee Stock Purchase Plan are described on pages 19, 23 and 26, respectively.

Executive officers may receive long-term incentive awards of incentive stock options, nonstatutory stock options, stock purchase rights, common stock equivalents (RSU awards) or restricted stock under the 2000 Stock Plan.

Beginning in 2006, we began to consider the use of restricted stock units as long-term equity incentive compensation for key executives in place of traditional incentive stock option grants, initially by using performance-based restricted stock units in conjunction with our annual incentive compensation program. We believe RSU awards have certain advantages over stock option grants. Generally, fewer shares of restricted stock are awarded as compared to comparable stock option grants, resulting in less dilution to our current stockholders. In addition, depending on our future equity-based incentive award practices, RSU awards could potentially have a lesser impact on Microtune’s reported financial results as compared to stock option grants. Although we believe that RSU awards have certain advantages over stock option grants, we have not awarded RSU awards in place of stock options as long-term equity incentive compensation, but we continue to explore this alternative.

Equity Awards and Practices. Our stock option granting procedures were substantially modified in June 2006 and then again in the first quarter of 2007 as a result of the remediation of deficiencies discovered by management and by the Audit Committee in its investigation of our stock option grant practices, and the desire to further strengthen our internal controls. Our Equity Compensation Award Policy was adopted by our Board of Directors on December 28, 2006 to address these deficiencies and to formalize our stock option granting procedures. This policy has specific procedures governing the award of annual stock option awards and new hire stock option awards. Please see “Changes to Equity Award Practices in 2006” on page 45.

Annual Stock Option Awards. We intend to present proposed annual awards to our Compensation Committee and Board of Directors at our upcoming April 25, 2007 Compensation Committee and Board of Directors meetings. The April 25, 2007 Compensation Committee and Board of Directors meetings will be one day prior to our earnings release and related investors conference call for the first quarter of 2007 on April 26, 2007. Although the proposed annual awards will be approved on April 25, 2007, they will not actually be granted under our 2000 Stock Plan until May 10, 2007, the day that our Quarterly Report on Form 10-Q for the quarter ending March 31, 2007 is due to be filed with the SEC. Under our insider trading compliance policy, our trading window opens on May 1, 2007, the third trading day after the release of our earnings release. It is therefore our intent that the market have our most recently available information regarding our operating results, financial condition and prospects when we make our annual stock option awards. We intend to make annual awards for future years, if any, according to a schedule that is substantially similar to that described above. Please see “Changes to Equity Award Practices in 2006” below for more information regarding our Equity Compensation Award Policy and procedures put into place with respect to our grants of equity compensation.

The Compensation Committee administers our 2000 Stock Plan, our 2000 Director Option Plan and our 2000 Employee Stock Purchase Plan, which most recently were approved by our stockholders in 2006, 2005 and 2004, respectively. We are submitting the amendment and restatement of each such plan to our stockholders for approval in this Proxy Statement.

New Hire Stock Option Awards. Beginning in the first quarter of 2007 with the implementation of our new stock option granting procedures, if an offer to a prospective employee is accepted, the proposed stock option grant for the new employee will be submitted to the Compensation Committee at its monthly meeting for consideration and approval.

Prior to the monthly Compensation Committee meeting, the supporting information, including the offer approval form, offer letter, and schedule of proposed stock option grants are reviewed by our General Counsel. Our General Counsel also prepares form resolutions with an attached schedule (the “Option Schedule”) describing all of the material terms of the stock option grants to be considered for approval by the Compensation Committee.

Our equity plan administrator reviews the Option Schedule prior to its circulation to the Compensation Committee. Prior to the Compensation Committee meeting, the form resolutions and Option Schedule to be approved are circulated to the members of the Compensation Committee for their review.

The grant date for new hire employee stock option awards is the date that the Compensation Committee or the Board of Directors approves the subject stock option award(s).

After the stock options awards are approved by our Compensation Committee (or Board of Directors), our General Counsel (or outside counsel) prepares minutes reflecting the stock option awards approved in the meeting. These minutes are then sent to the equity plan administrator for his further review. The equity plan administrator reviews all of the terms of the stock option awards and verifies that the option exercise price reflected in the minutes is the closing stock price of the Company’s common stock on the date of the meeting. Once the minutes are approved by the Compensation Committee at its subsequent meeting, they are included in the corporate minute books of the Company by our General Counsel.

Changes to Equity Award Practices in 2006. After identifying certain deficiencies in our stock option granting procedures in June 2006, management implemented certain improvements to our control environment as well as to controls over the administration of and accounting for our equity compensation awards. These control improvements, described below, were applied to all equity compensation awards between mid-June 2006 and the end of October 2006 (at which time all activity under our equity compensation plans was suspended due to the pending restatement):

•	we added certain procedures to ensure the accuracy and completeness of stock option granting paperwork, including a review by our General Counsel prior to the taking of any granting action;

•

our Chief Financial Officer provided the correct fair market value price on the date of grant to be used to establish the exercise price of the particular equity compensation award, by verifying the correct closing sales price for the grant date;

•	we added certain procedures to ensure that the appropriate authorization of each equity compensation award was actually documented and received by us on the date of grant; and

•

we adjusted the process so that our Chief Financial Officer and General Counsel were aware in advance of planned equity compensation awards to ensure that potential legal and accounting issues were thoroughly investigated and resolved prior to the taking of any granting action.

Furthermore, the Audit Committee issued a report to our Board of Directors in December 2006 recommending certain additional improvements to our stock option granting procedures. We adopted their recommendations on December 28, 2006 by adopting our Equity Compensation Award Policy.

The additional control procedures recommended by the Audit Committee and approved by our Board through the adoption of our Equity Compensation Award Policy include the following:

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We have designated an employee highly trained in the legal and accounting implications of stock option grants (the equity plan administrator) to be responsible for administering and monitoring stock option grants. This employee reports to, and his work is reviewed by, our Chief Financial Officer and General Counsel. His responsibilities include, among other things, (1) reviewing all proposed grants before such grants are submitted to the Board or Compensation Committee to ensure that such grants are being made in accordance with applicable law and corporate authority and to ensure that such grants are complete and accurate in all respects; and (2) ensuring that the exercise price established for the stock option grants is equal to or higher than the fair market value of the underlying common stock on the grant date by comparing such exercise price to the closing price of our common stock on the same date that the grant has occurred.

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Except in unusual circumstances, we ensure that all stock option grants are reflected in resolutions set forth in the minutes of a meeting of the Board or Compensation Committee. Such minutes are prepared promptly following the action taken at the meeting, and unnecessary ratifications or subsequent approvals are not requested. If stock option grants are awarded pursuant to a unanimous written consent, we take care to document the circumstances requiring the use of a unanimous written consent. Additionally, the unanimous written consent is signed by the appropriate persons and returned to us for inclusion in our records by the date specified as the grant date.

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Except under unusual circumstances, all stock option grants to new hires in connection with their offers of employment are granted on a predetermined day of the month. Our Equity Compensation Award Policy specifies the procedures if the predetermined date is a holiday or another date that we are not generally open for business. Further, the policy includes a mechanism for selecting an alternative day, if for any reason, the Board or Compensation Committee is unable to meet and take action as planned.

•	Annual grants to employees for performance or retention are made during the same time periods each year.

•	No annual stock option grants are made during any period designated as a quarterly blackout period under our insider trading policy.

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Our stock option granting procedures are in writing and will be reviewed by our Chief Financial Officer, General Counsel and outside counsel annually to ensure compliance with all applicable laws and regulations.

•	In no case are awards made to employees prior to the applicable date of hire.

Our Equity Compensation Award Policy provides that any deviation from the policy must receive prior approval from our Board. Such Board approval may only be given after full consideration of the market timing issues and legal risks associated with any such deviation. The policy generally provides that concerns regarding the timing of any grant should be communicated to our General Counsel and Chief Financial Officer by the Chairperson of the Compensation Committee. Finally, the policy provides for documentation of any such deviation.

Retirement Benefits

We offer our named executive officers the ability to defer compensation pursuant to a 401(k) plan which is available to all of our U.S. employees. We did not match contributions in the 401(k) Plan in fiscal 2006; however our Board of Directors, upon the recommendation of our Compensation Committee, recently approved a limited 401(k) matching program for all U.S. employees, effective January 1, 2007.

Other Compensation

Other non-cash benefits that are offered to the other employees are provided to the executive officers in accordance with our established programs. Other elements of executive compensation include medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan as described above. No other special plans or benefits are offered to our executive officers which are not generally made available to all other employees.

Severance Benefits

We do not maintain severance plans for our executive officers. However, we are party to change of control agreements with our executive officers that provide for severance benefits under certain circumstances. These change of control agreements are described below under “Change of Control Agreements.” Pursuant to the terms of the settlement of our stockholder derivative litigation in 2005, no severance or change of control payment to any executive shall exceed one multiplied by that executive’s annual salary plus bonus and any stock option vesting for such one year period. The Compensation Committee believes that the benefits provided by these change of control agreements are in the best interests of the Company’s stockholders as these agreements ensure management continuity in the event of a change of control transaction, thereby preventing the potential for lost transaction value due to the loss of key management personnel during the pendency of a transaction. Additionally, the Compensation Committee believes that these agreements are important for attracting and retaining executives who are critical to our long-term success and competitiveness.

None of our named executive officers (other than Mr. Barry F. Koch) has any employment agreement with us, other than the change of control agreements described below. As such, the Compensation Committee and the Board feel that the change of control agreements are necessary to (1) attract and retain executive talent; and (2) decrease the likelihood that we will lose key employees in the event of an actual or possible change of control. Mr. Koch has not entered into a change of control agreement but may be entitled to certain severance benefits under German law.

Change of Control Agreements. On August 26, 2003, we entered into our standard form change of control agreement with each of Messrs. Fontaine, Taddiken, and Kirk. We entered into our standard form change of control agreement with Justin M. Chapman, Phillip D. Peterson and Jeffrey A. Kupp on November 29, 2004, January 20, 2005, and May 9, 2005, respectively.

Potential Payments Upon Change of Control. If any of our named executive officers with whom we have entered into a change of control agreement were to have been terminated by us on December 31, 2006 as the result of a “Constructive Termination,” as defined in the change of control agreements, or for any reason other than cause, assuming such termination occurred within six months following a change of control, each such named executive officer would have been entitled to the following:

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Mr. Fontaine would have received (1) a lump sum payment of $300,000 representing his annual compensation; (2) a lump sum payment of $120,000 representing the highest annual bonus paid to Mr. Fontaine in the three years immediately prior to the change of control; and (3) the immediate vesting of 200,002 stock options held by Mr. Fontaine on the date of termination, representing his annual stock option vesting amount;

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Mr. Taddiken would have received (1) a lump sum payment of $225,024 representing his annual compensation; (2) a lump sum payment of $80,000 representing the highest annual bonus paid to Mr. Taddiken in the three years immediately prior to the change of control; and (3) the immediate vesting of 116,077 stock options held by Mr. Taddiken on the date of termination, representing his annual stock option vesting amount;

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Mr. Kirk would have received (1) a lump sum payment of $152,016 representing his annual compensation; (2) a lump sum payment of $123,087 representing the highest annual bonus paid to Mr. Kirk in the three years immediately prior to the change of control (comprised of a discretionary bonus of $45,000 and sales commissions of $78,087); and (3) the immediate vesting of 70,000 stock options held by Mr. Kirk on the date of termination, representing his annual stock option vesting amount; and

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Mr. Kupp would have received (1) a lump sum payment of $236,256 representing his annual compensation; (2) a lump sum payment of $25,000 representing the highest annual bonus paid to Mr. Kupp in the three years immediately prior to the change of control; (3) the immediate vesting of 97,083 stock options held by Mr. Kupp on the date of termination, representing his annual stock option vesting amount.

Executive Compensation During 2007

2007 Special Cash Bonuses. On February 9, 2007, the Board, upon the Compensation Committee’s recommendation, approved the payment of special cash bonuses to three of our officers in recognition of their extraordinary efforts and contributions in 2006 and 2007 relating to the previously announced restatement of our consolidated financial statements, which was completed on January 22, 2007. The only named executive officer being awarded this special recognition bonus, Jeffrey A. Kupp, Chief Financial Officer, received a cash award of $25,000. The two other officers receiving this special recognition bonus each received $25,000.

2007 Executive Incentive Compensation Program. On February 28, 2007, our Board of Directors, upon our Compensation Committee’s recommendation, approved a new incentive compensation program for fiscal 2007 (the “2007 Program”). The 2007 Program covers executive officers and provides for incentive compensation to be paid (to the extent any such compensation is earned) 35% in cash and 65% through the performance vesting of RSU awards (common stock equivalent awards) (percentages are based upon a stock price of $5.00 per share). The 2007 Program also provides for the payment of cash awards to certain key non-executive employees to the extent Microtune meets the goals described in the 2007 Program.

All payments and awards under the 2007 Program are conditioned on Microtune meeting the revenue and profitability goals described in the 2007 Program for fiscal 2007. The RSU awards made to our officers covered by the 2007 Program are designed to provide an alignment of the interests of our executive management with the interests of its stockholders. In accordance with the terms of the 2007 Program and pursuant to the Amended and Restated Microtune, Inc. 2000 Stock Plan, our Board of Directors, upon the recommendation of the Compensation Committee, approved the terms of the RSU awards made to the officers of Microtune covered by the 2007 Program. Under the 2007 Program, the number of the total RSU awards that will actually vest and result in the issuance of underlying shares to such officers is calculated as described below:

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Profitability. We have established targets for profitability under the 2007 Program, measured by our pro forma net income, which is our reported net income, excluding SFAS No. 123R stock-based compensation expense, tax settlements and certain costs and expenses (up to a modified cap), including legal expenses and other professional fees related to litigation and regulatory matters resulting from the Audit Committee’s stock option investigation, Section 409A tax settlements, and the cost of compensating employees for the correction of certain employee stock option grants related to issues under Section 409A of the Code. The costs and expenses of the 2007 Program are also excluded from the pro forma net income calculation. The level of pro forma profitability will then be used to establish the size of the preliminary bonus pool (“Preliminary Bonus Pool”), which will then be used to determine the Final Bonus Payout (defined below).

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Revenue. In addition, we have established a series of revenue levels with corresponding “revenue scores” under the 2007 Program. Our “revenue score” will vary between 0% and 150% in accordance with our achievement of these revenue goals and will be used to determine the final bonus pool size (the “Final Bonus Payout”) and subsequently the total award for each individual officer and employee.

To determine the Final Bonus Payout under the 2007 Program, the Compensation Committee will multiply the Preliminary Bonus Pool by Microtune’s revenue score (i.e. 0% to 150%). This Final Bonus Payout will then be allocated among employees based on predetermined individual bonus schedules.

The maximum Preliminary Bonus Pool requires 2007 pro forma net income in excess of $12 million. The maximum revenue score of 150% requires 2007 reported net revenue in excess of $98 million. If pro forma net income is $4 million or less or reported net revenue is $70 million or less, then there will be no payout. An aggregate number of 161,200 RSU awards (maximum) were made under the 2007 Program to six of our officers listed below in differing amounts based on their respective responsibilities and each individual’s unique ability to impact our financial performance and business objectives. The projected cash awards and RSU award vesting at “Plan” for our named executive officers and/or those subject to Section 16 of the Exchange Act are described below:

Executive Officer	Position	Cash Award at Plan	RSU Award Vest at Plan and (Maximum)
James A. Fontaine	Chief Executive Officer	$57,750	21,450 (42,900)
Jeffrey A. Kupp	Chief Financial Officer	$40,600	15,080 (30,160)
Albert H. Taddiken	Chief Operating Officer	$40,600	15,080 (30,160)
Robert S. Kirk	Vice President of Worldwide Sales	$24,500	9,100 (18,200)
Barry F. Koch	Managing Director (Microtune GmbH & Co. KG)	$28,000	10,400 (20,800)
Phillip D. Peterson	General Counsel	$25,550	9,490 (18,980)

“Plan” describes our expectations regarding fiscal year 2007 financial performance as of February 28, 2007.

In addition, we granted RSU awards under the 2007 Program to other officers (who are not named executive officers or subject to Section 16 of the Exchange Act) not listed above, totaling 36,400 RSUs (maximum).

The number of RSUs granted under the 2007 Program that shall vest will be determined based on a review and evaluation by the Compensation Committee of our performance in fiscal 2007 based upon the terms and conditions of the 2007 Program. Any portion of an executive’s RSU award that does not vest upon the Compensation Committee’s determination shall be forfeited. An executive must be an employee of Microtune on the determination date to receive his bonus compensation under the 2007 Program. The 2007 Program will terminate according to its terms after the award determination is made by the Compensation Committee. We may adopt other incentive compensation programs in the future.

2007 Compensation of Robert S. Kirk, Vice President of Worldwide Sales

On February 28, 2007, our Compensation Committee determined the base salary and bonus for fiscal 2007 of Robert S. Kirk, the Company’s Vice President of Worldwide Sales. The Committee fixed Mr. Kirk’s annual base salary at $152,016 plus an annual car allowance of $8,400. In addition to participation in the 2007 Program, the Committee determined that Mr. Kirk would also be eligible for a bonus in 2007 of up to $152,016, which would be determined based on a formula, 60% of which is based on design-win objectives of the Company’s sales and field application engineering teams and 40% of which is based upon the Company’s quarterly revenue goals.

Stock Ownership Guidelines and Policy Against Hedging

We strongly believe that the financial interests of our executives should be aligned with those of our stockholders. Accordingly, we maintain stock ownership guidelines for each of our directors as well as James A. Fontaine, our President and Chief Executive Officer, Albert H. Taddiken, our Chief Operating Officer, and Jeffrey A. Kupp, our Chief Financial Officer. Pursuant to the guidelines, any of the persons covered by the guidelines who acquires our common stock via exercise of options granted after January 1, 2005 must retain 33% of the net shares acquired (after taking into account the sale of shares to pay taxes and the option exercise price), for at least 12 months or such earlier time as the individual ceases to be a director of or covered officer of Microtune as a result of death, resignation, termination or other reason. Shares already owned on the exercise date by any director or covered officer may be used to satisfy the retention requirements.

Short sales, puts, calls and other hedging transactions of Microtune stock by any Microtune director or employee are expressly prohibited by our corporate policies.

Tax Deduction for Executive Compensation

We have considered the potential impact of Section 162(m) of the Code and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers, unless such compensation is performance-based within the meaning of applicable Internal Revenue Service (“IRS”) requirements. Since the cash compensation of each of our executive officers is below $1 million and because we believe that any options granted under the 2000 Stock Plan will meet the IRS requirements of being performance-based, we believe that Section 162(m) will not reduce any tax deduction available to Microtune for the tax year ended December 31, 2006. It is our policy that all executive compensation arrangements shall comply with Section 162(m) of the Code by not providing additional compensation or stock options to avoid tax penalization.

Compensation Committee Report

In accordance with its written charter adopted by our Board, the Compensation Committee has oversight of compensation policies designed to align compensation with our overall business strategy, values and management initiatives.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2006.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

James H. Clardy, Chairperson Walter S. Ciciora Bernard T. Marren

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation awarded to, earned by, or paid to our named executive officers, which include our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for the fiscal year ended December 31, 2006:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
James A. Fontaine Chief Executive Officer and President	2006	295,834	—		—	667,954	—		—		—		963,788

Albert H. Taddiken Chief Operating Officer	2006	212,520	—		—	356,824	—		—		5,385	(3)	574,729

Jeffrey A. Kupp Chief Financial Officer and Vice President	2006	230,628	30,000	(4)	—	223,391	—		—		—		484,019

Robert S. Kirk Vice President, Worldwide Sales	2006	152,016	—		—	258,470	114,514	(5)	—		7,800	(6)	532,800

Barry F. Koch(8) Vice President and General Manager, Automotive Business Unit	2006	166,311	—		—	221,480	—		830	(9)	24,405	(7)	413,026

(1)	The restricted stock units awarded in our 2006 Incentive Compensation Program were cancelled during the first quarter of 2007 under the provisions of the program. As a result, no compensation cost was recognized for these awards in 2006 and these awards are excluded from this table.
(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS No. 123(R) but excluding the estimate for forfeitures, of awards pursuant to our stock option plans and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2004, 2005 and 2006 are included in footnote 12 to our audited financial statements for the fiscal year ended December 31, 2006, included in the our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2003, are included under the heading “Stock-Based Compensation” in the Summary of Significant Accounting Policies and Notes to Consolidated Financial Statements included in the amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on January 22, 2007.
(3)	This amount is attributable to an accrued vacation payout.
(4)	$15,000 of this amount is attributable to a retention bonus upon the first anniversary of Mr. Kupp’s employment with Microtune and $15,000 is attributable to the portion of the special recognition bonus relating to the previously announced restatement of our consolidated financial statements earned in 2006.
(5)	This amount is attributable to sales commissions. See the Grants of Plan-Based Awards in 2006 table for further discussion.
(6)	This amount is attributable to an automobile allowance.
(7)	$15,723 of this amount is attributable to an automobile allowance, $8,146 is attributable to contributions to a defined contribution plan and $536 is attributable to annual life and accident insurance premiums.
(8)

Mr. Koch is compensated in Euros; the salary, change in pension value and nonqualified deferred compensation earnings and all other compensation reflect the conversion from Euros to U.S. dollars using the average exchange rate in effect for 2006.

(9)	This amount represents the change in net present value under the Pensor defined benefit plan from December 31, 2005 to December 31, 2006. The change in net present value under the Allianz Unterstützungskasse defined contribution plan cannot currently be calculated because the plan administrator has not yet provided the required information.

Grants of Plan-Based Awards

Each named executive officer received restricted stock unit awards under our 2000 Stock Plan in 2006. We did not grant stock options to named executive officers in 2006. The following table sets forth information concerning grants of plan-based awards during 2006 to our named executive officers (all of the equity incentive plan awards were subsequently cancelled pursuant to the terms of our 2006 Executive Incentive Compensation Program):

GRANTS OF PLAN-BASED AWARDS IN 2006

Name	Grant Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold(3) (#)	Target(4) (#)	Maximum(5) (#)
James A. Fontaine	06/06/2006	—	—	—	5,000	20,000	20,000	—	—	—	128,000

Albert H. Taddiken	06/06/2006	—	—	—	4,500	18,000	18,000	—	—	—	115,200

Jeffrey A. Kupp	06/06/2006	—	—	—	3,750	15,000	15,000	—	—	—	96,000

Robert S. Kirk	06/06/2006	—	—	—	2,500	10,000	10,000	—	—	—	64,000

	N/A	—	152,016	(1)	—	—	—	—	—	—	N/A

Barry F. Koch	06/06/2006	—	—	—	2,500	10,000	10,000	—	—	—	64,000

(1)	These amounts reflect the payouts under the Executive Sales Incentive Commission Plan. Under this plan, Mr. Kirk has established goals for net revenue and design wins. The target incentive payout is 100% of his base salary and is comprised of 60% from design win goals and 40% from the net revenue goal. The plan provides for a 50% acceleration of the payout for the portion of net revenue exceeding 110% of the net revenue goal. The plan sets no limit for the net revenue portion of the payout. The design win portion of the payout cannot exceed 60% of his base salary.
(2)	All grants were awarded pursuant to our 2006 Executive Incentive Compensation Program. For a description of the 2006 Executive Incentive Compensation Program, please see “Compensation Discussion and Analysis—Annual Incentive Compensation” above. The restricted stock units were cancelled during the first quarter of 2007 under the provisions of our 2006 Executive Incentive Compensation Program.
(3)	These threshold amounts reflect the minimum amount payable for performance under our 2006 Executive Incentive Compensation Program, reflecting a 25% resulting score based on the average of the minimum “profit score,” “revenue score” and “goals score” achieved by Microtune that would result in the award of a bonus.
(4)	Maximum amounts are presented in the table. The target amounts are not calculable as each separate scoring factor: “profit score,” “revenue score” and “goals score” has a separate scale of targets and corresponding metrics. After each separate score is calculated, the average of these three scores is then used to determine the percentage score that determines the amount of the RSU that will vest.
(5)	These maximum amounts reflect the maximum payout possible under our 2006 Executive Incentive Compensation Program.

Discussion of Summary Compensation and Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards in 2006 table was paid or awarded, are described above under “Compensation Discussion and Analysis.”

On December 28, 2006, we entered into Stock Option Amendment Agreements with each of Messrs. Fontaine, Taddiken, and Kirk. The purpose of the agreements was to adjust certain stock option awards held by such executives so that the exercise price of portions of these awards would equal the fair market value of the Company’s common stock on the actual accounting measurement date of such awards in order to avoid adverse tax consequences to these executives. The agreements for Messrs. Kirk and Taddiken provided that the Company would compensate them for the increase in the exercise price of their stock option awards subject to the agreement. Mr. Fontaine declined this cash payment and this was reflected in his agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for our named executive officers at December 31, 2006. Option awards were granted for ten-year terms, ending on the option expiration date set forth in the table. Stock awards were granted as indicated in the footnotes to the table.

Outstanding Equity Awards as of December 31, 2006

	Option Awards(1)							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
James A. Fontaine	606,666 27,163 — 24,511 —	(5) (6) (8)	133,334 — 66,668 400,000 —	(5) (7) (9)	— — — — —	2.70 3.20 4.47 3.84 —	8/12/2013 6/4/2014 8/19/2014 5/25/2015 —	— — — — —	— — — — —	— — — — 5,000	— — — — 23,500

Albert H. Taddiken	40,000 12,500 67,783 174,121 21,731 21,024 19,609 —	(10) (11) (12) (13) (6) (14) (8)	— — 6,916 51,421 — 57,740 240,000 —	(12) (13) (14) (9)	— — — — — — — —	0.875 7.75 2.09 2.70 3.20 4.47 3.84 —	1/11/2010 3/7/2011 5/5/2013 8/12/2013 6/4/2014 8/19/2014 5/25/2015 —	— — — — — — — —	— — — — — — — —	— — — — — — — 4,500	— — — — — — — 21,150

Jeffrey A. Kupp	110,834 —	(15)	254,166 —	(15)	— —	3.61 —	5/9/2015 —	— —	— —	— 3,750	— 17,625

Robert S. Kirk	18,375 2,500 49,039 63,344 16,516 40,000 20,898 —	(16) (17) (18) (19) (6) (20) (22)	6,125 500 8,373 26,234 — 24,000 144,768 —	(16) (17) (18) (19) (21) (22)	— — — — — — — —	1.27 2.20 2.40 2.80 3.20 4.47 3.84 —	3/10/2013 7/9/2013 8/1/2013 10/21/2013 6/4/2014 8/19/2014 5/25/2015 —	— — — — — — — —	— — — — — — — —	— — — — — — — 2,500	— — — — — — — 11,750

Barry F. Koch	14,667 146,643 23,011 16,337 — 14,741 —	(23) (24) (25) (6) (8)	— 14,819 20,184 — 25,000 120,000 —	(24) (25) (26) (9)	— — — — — — —	4.95 2.44 2.40 3.20 4.47 3.84 —	5/11/2010 4/14/2013 8/1/2013 6/4/2014 8/19/2014 5/25/2015 —	— — — — — — —	— — — — — — —	— — — — — — 2,500	— — — — — — 11,750

(1)	The 2000 Stock Plan provides that the option exercise price per share for incentive stock options shall be no less than 100 percent of the closing price per share of our common stock on the date of grant.
(2)	Amounts shown represent awards of performance-based restricted stock units granted to each named executive officer in June 2006 under our 2006 Executive Incentive Compensation Program. Performance-based restricted stock unit awards granted in June 2006 vest in whole or in part, based on the achievement of specific performance goals. The restricted stock units were cancelled during the first quarter of 2007 under the provisions of the program.
(3)	The values shown in this column are based on our December 29, 2006 closing stock price of $4.70 per share.
(4)	These threshold amounts reflect the minimum amount payable for performance under our 2006 Executive Incentive Compensation Program, reflecting a 25% resulting score based on the average of the minimum “profit score,” “revenue score” and “goals score” achieved by Microtune that would result in the award of a bonus.
(5)	These options vest 1/48 monthly beginning on August 17, 2003.
(6)	These options vested 1/2 on December 1, 2004 and the remaining 1/2 vested on June 1, 2005.
(7)	These options vest 1/4 monthly beginning on September 1, 2007.
(8)	These options vested 1/3 every six months as follows: 1/3 vested on December 15, 2005; 1/3 vested on June 15, 2006; and the final 1/3 vested on December 15, 2006.
(9)	These options vest monthly over a two-year period beginning on January 15, 2008.
(10)	These options vested on November 1, 2005.
(11)	These options vested 1/6 on May 5, 2003 and 1/54 each month thereafter until fully vested.
(12)	These options vest 1/12 monthly from April 6, 2001 through May 6, 2002.
(13)	These options vest over four years according to the following schedule: 47,312 options vested 1/16 monthly from September 12, 2003 through December 12, 2004; 43,404 options vested 1/12 monthly from January 12, 2005 through December 12, 2005; 118,158 options vest 1/17 monthly from January 12, 2006 through May 12, 2007; and 16,668 options vest 1/2 monthly from June 12, 2007 through July 12, 2007.
(14)	These options vest according to the following schedule: beginning on January 1, 2006, 38,544 options vest 1/22 monthly over the next 22 months until fully vested; and beginning on August 1, 2007, 40,220 options vest 1/5 monthly over the next five months until fully vested.
(15)	These options vest according to the following schedule: 70,000 options vested on May 9, 2006; 70,000 options vest monthly over 12 months beginning on June 9, 2006 until fully vested on May 9, 2007; 30,000 options vest on May 9, 2007; 65,000 options vest monthly over 12 months beginning on June 9, 2007 until fully vested on May 9, 2008; 65,000 options vest monthly over 12 months beginning on June 9, 2008 until fully vested on May 9, 2009; and 65,000 options vest monthly over 12 months beginning on June 9, 2009 until fully vested on May 9, 2010.
(16)	These options vest according to the following schedule: 1/5 of the options vested on March 10, 2004; and the remaining options vest 1/60 monthly thereafter.
(17)	These options vest 1/48 monthly beginning on August 1, 2003.
(18)	These options vest over 41 months according to the following schedule: 9,568 options vested on March 12, 2004; and 47,844 options vest 1/40 monthly beginning on April 12, 2004.
(19)	These options vest over 46 months according to the following schedule: 8,333 options vested on March 21, 2004; 66,680 options vest 1/40 monthly beginning on April 21, 2004; 2,862 options vest on August 21, 2007; and 11,703 options vest 1/4 monthly beginning on September 21, 2007.
(20)	These options vest 1/40 monthly beginning on September 1, 2004.
(21)	These options vest 1/24 monthly beginning on January 1, 2006.
(22)	These options vest according to the following schedule: 14,904 options vest 1/3 every six months with 1/3 vested on December 15, 2005, 1/3 vested on June 15, 2006, and the final 1/3 vested on December 15, 2006; 150,762 options vest with 11,987 options vesting monthly over a two-year period beginning on January 15, 2006, 68,775 options vesting monthly over a one-year period beginning on January 15, 2008, and 70,000 options vesting monthly over a one-year period beginning on January 15, 2009.

(23)	These options vest according to the following schedule: 5,333 options vested on November 16, 2001; 4,000 options vested on April 18, 2002; and 10,667 options vested on May 11, 2006.
(24)	These options vested 1/6 on April 14, 2003 and 1/54 each month thereafter until fully vested.
(25)	These options vest according to the following schedule: 37,561 options vest over 28 months beginning on September 12, 2003 until fully vested; 4,878 options vested over 12 months beginning on January 12, 2006 until fully vested; 5,184 options vest over four months beginning on January 12, 2007 until fully vested; 15,000 options vest over 3 months beginning on May 1, 2007 until fully vested.
(26)	These options vest monthly over five months beginning August 1, 2007 until fully vested.

Option Exercises and Stock Vested

The following table sets forth information concerning stock options exercised and stock awards vested during 2006 for our named executive officers:

Option Exercises and Stock Vested in 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
James A. Fontaine	10,000	25,200	—	—
Albert H. Taddiken	20,000	91,900	—	—
Jeffrey A. Kupp	—	—	—	—
Robert S. Kirk	—	—	—	—
Barry F. Koch	25,000	111,893	—	—

(1)	The value realized upon exercise was the number of shares exercised times the difference between our closing stock price on the exercise date and the exercise price of the options.

Nonqualified Deferred Compensation

The following table sets forth information concerning nonqualified defined contribution and deferred compensation plans for our named executive officers during 2006:

Nonqualified Deferred Compensation in 2006

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)(3)		Aggregate Earnings in Last FY($)(1)		Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)(2)
James A. Fontaine	—	—		—		—	—
Albert H. Taddiken	—	—		—		—	—
Jeffrey A. Kupp	—	—		—		—	—
Robert S. Kirk	—	—		—		—	—
Barry F. Koch	—	8,146	(3)	830	(1)	—	33,249	(2)

(1)	Aggregate earnings are included in the Summary Compensation Table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.” This amount only reflects aggregate earnings under the Pensor defined benefit plan. The plan administrator for the Allianz Unterstützungskasse defined contribution plan has yet to provide the aggregate earnings attributable to Mr. Koch for 2006.
(2)	The net present value under the Pensor defined benefit plan was approximately 13,215 Euros as of December 31, 2006. The net present value under the Allianz Unterstützungskasse defined contribution plan was approximately 11,968 Euros as of December 31, 2006. The combined amount of approximately 25,183 Euros was converted to $33,249, using a conversion rate of 1.3203, which was the rate on December 31, 2006.

(3)	Microtune made contributions under the Allianz Unterstützungskasse defined contribution plan of 6,484 Euros. This amount was converted to $8,146, using a 1.25622 conversion rate, which was the average rate for 2006. Microtune did not make contributions to the Pensor defined benefit plan in 2006.

Under the Pensor defined benefit plan and the current Allianz Unterstützungskasse defined contribution plan, payouts are made on Mr. Koch’s 65th birthday. If he elects to retire at an earlier age, deductions to the payout amount are made. Mr. Koch does not have discretion to select investments under the Allianz Unterstützungskasse defined contribution plan. There is a guaranteed rate of return of 3.25% with additional earnings not guaranteed. We no longer make contributions to the Pensor defined benefit plan.

Compensation of Directors

Director Compensation in 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter S. Ciciora(2)	35,000	—	61,739	—	—	—	96,739
James H. Clardy(3)	35,000	—	61,739	—	—	—	96,739
Steven Craddock(4)	36,000	—	61,739	—	—	—	97,739
Anthony J. LeVecchio(5)	51,000	—	67,627	—	—	—	118,627
Bernard T. Marren(6)	25,000	—	38,530	—	—	—	63,530
Michael T. Schueppert(7)	12,500	—	5,709	—	—	—	18,209
William P. Tai(8)	25,000	—	61,739	—	—	—	86,739
A. Travis White(9)	41,000	—	70,336	—	—	—	111,336

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS No. 123(R) but excluding the estimate for forfeitures of awards pursuant to our stock option plans and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2004, 2005 and 2006 are included in footnote 12 to our audited financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2003, are included under the heading “Stock-Based Compensation” in the Summary of Significant Accounting Policies and Notes to Consolidated Financial Statements included in the amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on January 22, 2007.
(2)	Mr. Ciciora held 92,938 options for shares of common stock as of December 31, 2006. The grant date fair value of option awards granted in 2006 was $88,296 in accordance with SFAS No. 123(R).
(3)	Mr. Clardy held 92,938 options for shares of common stock as of December 31, 2006. The grant date fair value of option awards granted in 2006 was $88,296 in accordance with SFAS No. 123(R).
(4)	Mr. Craddock held 97,938 options for shares of common stock as of December 31, 2006. The grant date fair value of option awards granted in 2006 was $88,296 in accordance with SFAS No. 123(R).
(5)	Mr. LeVecchio held 86,688 options for shares of common stock as of December 31, 2006. The grant date fair value of option awards granted in 2006 was $88,296 in accordance with SFAS No. 123(R). Mr. LeVecchio received $15,000 in special director compensation for services performed in 2006 related to the Audit Committee investigation.
(6)	Mr. Marren held 39,000 options for shares of common stock as of December 31, 2006. The grant date fair value of option awards granted in 2006 was $88,296 in accordance with SFAS No. 123(R).
(7)	Mr. Schueppert held 15,000 options for shares of common stock as of December 31, 2006. The grant date fair value of option awards granted in 2006 was $47,403 in accordance with SFAS No. 123(R).

(8)	Mr. Tai held 92,938 options for shares of common stock as of December 31, 2006. The grant date fair value of option awards granted in 2006 was $88,296 in accordance with SFAS No. 123(R).
(9)	Mr. White held 87,938 options for shares of common stock as of December 31, 2006. The grant date fair value of option awards granted in 2006 was $88,296 in accordance with SFAS No. 123(R). Mr. White received $5,000 in special director compensation for services performed in 2006 related to the Audit Committee investigation.

Our outside directors participate in our 2000 Director Option Plan. The 2000 Director Option Plan was approved by our stockholders and provides for the issuance of up to 887,500 shares of common stock to eligible participants under nonstatutory stock option grants. See “Proposal No. 3 Approval of the Amendment and Restatement of the Microtune, Inc. 2000 Director Option Plan to Increase the Number of Shares Available for Issuance Pursuant to the Plan and to Make Certain Technical Revisions and Improvements to the Plan.” Under our 2000 Director Option Plan, outside directors receive a one-time grant to purchase 15,000 shares (vesting over three years) upon appointment to our Board and an annual option grant to purchase 24,000 shares (vesting over three years) on the date of the annual meeting, if the director is serving on the Board of Directors on that date and has been a director for at least six months prior to that date. Options are granted at an exercise price equal to the closing price of our common stock on NASDAQ on the date of grant and expire in ten years.

Our outside directors receive cash compensation and reimbursement of travel expenses associated with their attendance at director meetings. Directors receive $25,000 annually, payable in equal quarterly installments. For each Board meeting in excess of five annually, directors receive an additional $1,500 per meeting that they attend. Any director who acts as the Chairperson of a committee or as our Lead Independent Director receives an additional $10,000 annually, payable in equal quarterly installments. Directors received an additional $1,000 for each committee meeting in excess of three that they attended in 2005. In February 2006, our Board changed this requirement from three to four meetings. To qualify as an additional Board or committee meeting, the meeting must be greater than three hours or one and one-half hours in length, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We have not been a party to any transaction that involved more than $120,000 with an executive officer, director or 5% stockholder or any of their immediate family members since the beginning of fiscal 2006 or that involved indebtedness to or payments from us during fiscal 2006 other than as described under the caption “Executive Compensation” and the transactions described below. The discussion does not address compensation paid in connection with employment or Board service.

We believe that all transactions between us and our officers, directors, principal stockholders and other affiliates have been on terms no less favorable to us than could be obtained from unaffiliated third parties.

The Audit Committee of our Board reviews all related party transactions for potential conflict of interest situations on an ongoing basis and approves any such transactions. However, any such transaction may be alternatively approved by another independent body of the Board in accordance with NASDAQ Marketplace Rule 4350(h).

Our Board of Directors has determined that eight of our Board members, Messrs. Ciciora, Clardy, Craddock, LeVecchio, Marren, Schueppert, Tai and White are independent directors as defined under the current listing standards of The NASDAQ Stock Market. For more information about our corporate governance, including information regarding our board of directors and committees, see “Microtune Corporate Governance” on page 7.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Messrs. Clardy (Chairperson), Ciciora and Marren. None of the members of the Compensation Committee were officers or employees of Microtune at any time during 2006 or at any other time. During 2006, no current executive officer of Microtune served as a member of the Board of Directors or compensation committee of any other entity whose executive officer(s) served on Microtune’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

We, Anthony J. LeVecchio, Steven Craddock and A. Travis White, are the current members of the Audit Committee and each of us is a non-employee director. The Board of Directors has determined that Mr. LeVecchio is an “audit committee financial expert” and that each of the committee members is “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and meets the independence requirements of Rule 10A-3(b)(i) of the Exchange Act, as well as the requirements of NASDAQ Marketplace Rule 4350(d)(2).

The Audit Committee discusses general financial and accounting-related matters at its regular quarterly meetings that coincide with full Board meetings, and it discusses Microtune’s quarterly financial performance and associated earnings announcements at regular quarterly operating results meetings. The quarterly meetings and operating results meetings will sometimes coincide. The committee met nine times during fiscal 2006.

We assist the Board of Directors in its oversight of Microtune’s financial accounting, reporting and controls. We operate under a written charter that both the Board of Directors and we have approved. We also evaluate the performance and independence of Microtune’s independent auditors.

Management is responsible for the preparation, presentation and integrity of Microtune’s financial statements, including setting the accounting and financial reporting principles and establishing the internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the consolidated financial statements. We oversee these processes. As part of that oversight, we require that the independent auditors report directly to the Audit Committee.

We reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with management and the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended or supplemented. We received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. We discussed with Ernst & Young LLP that firm’s independence and considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditors’ independence. We approve any non-audit services on a case-by-case basis before any work is performed. Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities, we recommended to the Board of Directors that the audited financial statements be included in Microtune’s Annual Report on Form 10-K for fiscal 2006, and the Board of Directors approved such inclusion. The Board of Directors and this committee also appointed Ernst & Young LLP as independent auditors for fiscal 2007.

AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

Anthony J. LeVecchio, Chairperson

Steven Craddock

A. Travis White

OTHER MATTERS

Form 10-K for 2006

On March 15, 2007, we filed with the SEC an Annual Report on Form 10-K for the year ended December 31, 2006. The Annual Report on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Stockholders may also obtain a copy of the Annual Report on Form 10-K and any of our other SEC reports, free of charge, (1) from the SEC’s website at www.sec.gov, (2) from our website at www.microtune.com, or (3) by writing to Investor Relations, Microtune, Inc., 2201 10th Street, Plano, Texas 75074. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Information contained on our website, other than this Proxy Statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

Annual Meeting

Our Board of Directors does not currently intend to bring any other business before our Annual Meeting and is not aware of any other business to be brought before our Annual Meeting. If any other business is properly brought before our Annual Meeting, including consideration of a motion to adjourn or postpone our Annual Meeting in order to, among other things, solicit additional proxies, the proxy holders will vote the proxies based on their judgment.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at our Annual Meeting may request reasonable assistance or accommodation from us by contacting Barbara Ureste at Microtune, Inc., 2201 10th Street, Plano, Texas 75074. The telephone number at that location is (972) 673-1600. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit requests by April 20, 2007.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to complete and return the accompanying proxy card in the envelope that has been enclosed, at your earliest convenience.

FOR THE BOARD OF DIRECTORS

DATED: April 2, 2007

APPENDIX 1

AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

PURPOSES

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Microtune, Inc., a Delaware Corporation (the “Company”), is to assist the Board in fulfilling its oversight responsibilities related to the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee’s principal function is to assist the Board in monitoring:

•	the integrity of the Company’s financial statements;

•	the adequacy of the Company’s system of internal controls;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent auditors; and

•	the performance of the Company’s independent auditors and of the Company’s internal audit function.

AUTHORITY

The Committee shall be given the resources and assistance necessary to discharge its responsibilities, including unrestricted access to Company personnel and documents and the Company’s independent auditors. The Committee shall also have authority, with notice to the Chairman of the Board (or Lead Independent Director in the absence of a Chairman of the Board), to engage and determine funding for outside legal, accounting and other advisors as it deems necessary or appropriate. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibilities.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or review or performing any other services for the Company and to any advisors employed by the Committee, as well as funding for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

MEMBERSHIP

The Committee members will be appointed by, and will serve at the discretion of, the Board and will consist of at least three members of the Board who meet the independence and accounting or related financial experience requirements of the Exchange Act of 1934, as amended (the “Act”) and applicable rules and interpretive materials of The Nasdaq Stock Market (the “Rules”). All members of the Committee shall be able to read and understand fundamental financial statements and no member of the Committee shall have participated in the preparation of the financial statements of the Company in the past three years. At least one member of the Committee must be a “financial expert” under the requirements of the Act. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board determines that such simultaneous service will not impair the ability of such member to effectively serve on the committee.

One director who does not meet the definition of independence set forth by the Rules but who meets the criteria set forth in Section 10A(m)(3) under the Act and the rules thereunder, and who is not a current officer or

1

employee or a family member of such person, may serve for no more than two years on the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership is required in the best interests of the Company and its stockholders. Such person may not chair the Committee and the use of this “exceptional and limited circumstances” exception, as well as the nature of the individual’s relationship with the Company and the basis for the Board’s determination, shall be disclosed in the next annual proxy statement of the Company.

In addition, if a Committee member ceases to be independent for reasons outside the member’s reasonable control, his or her membership of the Committee may continue until the earlier of the Company’s next annual stockholders’ meeting or one year from the occurrence of the event that caused the failure to qualify as independent. In the event the Company relies on this exception, it shall notify The Nasdaq Stock Market immediately upon learning of the event or circumstance that caused the non-compliance.

No member of the Committee shall receive compensation other than director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive.

MEETINGS AND PROCEDURES

The Committee will convene not less frequently than quarterly and may call special meetings as often as it deems necessary. Meetings may be called by the Chairman of the Committee or the Chairman of the Board (or Lead independent Director in the absence of a Chairman of the Board). The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

The Audit Committee will meet with the Company’s then-current Chief Executive Officer (i.e. either the CEO or the President) and Chief Financial Officer at least annually to review the internal controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times, as it deems appropriate to review the independent auditor’s examination and management report.

RESPONSIBILITIES

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or determine whether the Company’s financial statements and disclosures are complete and accurate and prepared in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to assure compliance with laws and regulations or the Company’s policies and procedures.

The responsibilities of the Committee shall include:

(a) Financial Reporting. The Committee shall monitor the preparation by management of the Company’s quarterly and annual external financial reports. In carrying out this responsibility, the Committee shall:

•	review with management and the independent auditor the significant judgments and estimates used in developing the financial reports and the major issues addressed;

•	review the accounting and reporting treatment of significant transactions outside the Company’s ordinary operations;

•	review with management and the Company’s independent auditors significant changes to the Company’s accounting principles or their application as reflected in the financial reports;

2

•	meet periodically with the Company’s independent auditors (in private, as appropriate):

(i)	to review their reasoning in accepting or questioning significant decisions made by management in preparing the financial reports;

(ii)	to review any audit problems or difficulties and management’s response;

(iii)	to review any outstanding disagreements with management that would cause them to issue a non-standard report on the Company’s financial statements;

(iv)	to examine the appropriateness of the Company’s accounting principles (including the quality, not just the acceptability, of accounting principles) and the clarity of disclosure practices used or proposed;

(v)	to determine if any restrictions have been placed by management on the scope of their audit, and

(vi)	to discuss any other matters the Committee deems appropriate;

•	meet periodically in private with the Company’s management;

•

discuss with management and the independent auditor the Company’s earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP information, which discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made);

•	review (by the Committee or the Chairman of the Committee) earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies; and

•

review quarterly and annual financial statements and discuss their appropriateness with management and the Company’s independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, in the case of the Company’s annual financial statements, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

(b) Relationship with Independent Auditors. The Committee shall bear primary responsibility for overseeing the Company’s relationship with its independent auditors. In carrying out this responsibility, the Committee shall:

•	have sole authority to appoint, determine funding for, and oversee the outside auditors (subject, if applicable, to stockholder ratification);

•

be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	review the scope and plan for the independent auditors’ annual audit and review and annually pre-approve, in advance, the fees to be charged by the independent auditors for their audit services;

•

review with the independent auditors the extent of non-audit services provided and related fees, and pre-approve any internal control-related services and permitted non-audit services or other non-audit relationships (including the fees and terms thereof); provided, further, that if the authority to grant pre-approvals of audit and permitted non-audit services is delegated to a subcommittee of the Committee, the decisions of any such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting;

•

at least annually, obtain and review a report from the Company’s independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the independent auditors any disclosed

3

relationships and any compensation or services that could affect the independent auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the outside auditors;

•	determine whether the Committee believes the outside auditors are independent;

•	review the responsiveness of the outside auditors to the Company’s needs;

•

at least annually, obtain and review a report by the Company’s independent auditors describing the independent auditor firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company;

•	set clear hiring policies for employees or former employees of the Company’s independent auditors;

•

inquire of management, internal auditors and the Company’s independent auditors concerning any deficiencies in the Company’s policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and review the timeliness and reasonableness of proposed corrective actions and the adequacy of disclosure about changes in internal control over financial reporting;

•	review significant management audit findings and recommendations, and management’s responses thereto; and

•

inquire of the independent auditor annually as to whether any illegal act has been detected or has otherwise come to their attention in the course of the audit, unless the illegal act is clearly inconsequential.

(c) Complaint Procedures and General Oversight. The Committee shall:

•

establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	recommend to the Company, and the Company shall adopt, as necessary, appropriate remedial measures or actions with respect to the complaints or concerns described immediately above;

•

discuss with management, the Company’s senior internal audit employee and the independent auditor whether the Company and its subsidiaries are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics and advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics;

•	review management’s responses to recommendations for improving internal controls in the independent auditors’ management letters;

•	review the Company’s policies and practices with respect to risk assessment and risk management;

•	review the Company’s policies and practices related to compliance with laws, ethical conduct and conflicts of interest;

•

review all “related party transactions” for potential conflict of interest situations on an ongoing basis and approve any such transactions (the term “related party transaction” shall refer to transactions

4

required to be disclosed pursuant to Item 404 of Regulation S-K); provided, further, that any such transaction may be alternatively approved by another independent body of the Board in accordance with Marketplace Rule 4350(h);

•	review material cases of conflicts of interest, misconduct or fraud;

•	review material issues between the Company and regulatory agencies; and

•	review as appropriate material litigation involving the Company.

(d) Approval of Reports. The Committee shall prepare and approve the Committee’s report required by the rules of the Securities and Exchange Commission to be included in the proxy statement for the Company’s annual meeting of shareholders, and such other reports as may from time to time be necessary or appropriate.

(e) Annual Performance Review. The Committee shall conduct an annual evaluation of its performance in carrying out its responsibilities hereunder and shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board may delegate to it and will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

As adopted by the Board of Directors

on March 13, 2007.

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APPENDIX 2

AMENDED AND RESTATED

MICROTUNE, INC.

2000 STOCK PLAN

1. Purposes of the Plan. The purposes of this Amended and Restated 2000 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, Common Stock Equivalents (Restricted Stock Units) and Restricted Stock Awards may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c) “Award” means an award of Options, Stock Purchase Rights, Common Stock Equivalents (Restricted Stock Units) or Restricted Stock Awards pursuant to the terms of the Plan.

(d) “Award Agreement” means an agreement between the Company and a Service Provider evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(h) “Common Stock” means the common stock of the Company.

(i) “Common Stock Equivalent” or “Restricted Stock Unit” means an unfunded and unsecured right (including a restricted stock unit) to receive Shares in the future that may be granted to a Service Provider pursuant to Section 12. The terms “Common Stock Equivalent” and “Restricted Stock Unit” are used interchangeably herein.

(j) “Common Stock Equivalent Agreement” or “Restricted Stock Unit Agreement” means a written or electronic agreement between the Company and a Service Provider evidencing the terms and conditions of an individual Common Stock Equivalent (Restricted Stock Unit) grant or Award.

(k) “Company” means Microtune, Inc., a Delaware corporation.

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(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, The Nasdaq Global Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(t) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

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(x) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(y) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Plan” means this Amended and Restated 2000 Stock Plan, as adopted on March 27, 2007.

(bb) “Restricted Stock Award” means an award of Shares granted to a Service Provider under this Plan whereby the Service Provider has immediate rights of ownership in the Shares underlying the Award, but such Shares are subject to restrictions in accordance with the terms and provisions of this Plan and the Restricted Stock Agreement pertaining to the Restricted Stock Award and may be subject to forfeiture by the individual until the earlier of:

(i)	the time such restrictions lapse or are otherwise satisfied, or

(ii)	the time such Shares are forfeited, pursuant to the terms and provisions of the Restricted Stock Agreement pertaining to the Restricted Stock Award.

(cc) “Restricted Stock Agreement” means a written or electronic agreement between the Company and a Service Provider evidencing the terms and restrictions applying to a Restricted Stock Award. The Restricted Stock Agreement is subject to the terms and conditions of the Plan.

(dd) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ee) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ff) “Service Provider” means an Employee, Director or Consultant.

(gg) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(hh) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(ii) “Stock Purchase Right Agreement” means a written or electronic agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Stock Purchase Right Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(jj) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Sections 13(a) and 15 of the Plan, the maximum aggregate number of Shares that may be subject to an Award under the Plan is 12,554,496 shares, plus the number of Shares subsequently returned to the Company’s 1996 Stock Option Plan (the “1996 Plan”) as a result of termination of options which were issued and outstanding under the 1996 Plan on the date immediately prior to the date of stockholder approval of the original adoption of the Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the

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Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of a Restricted Stock Award are forfeited, or, to the extent applicable, repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)	Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)	to approve forms of agreement for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), the time or times when Common Stock Equivalents (Restricted Stock Units) may be converted to Shares, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii)	to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(ix)

to allow Service Providers to satisfy withholding tax obligations by electing to have the Company withhold from any Shares to be issued that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be

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withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Service Provider to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)	to authorize any person to execute on behalf of the Company any instrument required to effect an Award previously made by the Administrator; and

(xi)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Common Stock Equivalents (Restricted Stock Units) and Restricted Stock Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Award Agreement shall confer upon a Service Provider any right with respect to continuing such Service Provider’s relationship as a Service Provider with the Company, nor shall the Plan or Award Agreement interfere in any way with the Service Provider’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options:

(i)	No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(ii)	In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii)	The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(iv)	If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan. Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect through August 3, 2010 unless terminated earlier under Section 17 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be

5

provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)	In the case of an Incentive Stock Option

A.	granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

B.	granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)	In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but in no case shall the per Share exercise price be less than 100% of the Fair Market Value per Share on the date of grant.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)	cash;

(ii)	check;

(iii)	promissory note;

(iv)	other Shares, provided Shares acquired from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)	a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii)	any combination of the foregoing methods of payment; or

(viii)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

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10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). Except in the event of death or Disability, in the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination for any reason, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the

7

person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

(f) Authorized Leave of Absence. The following provisions shall apply upon the Optionee’s commencement of an authorized leave of absence:

(i)	The exercise schedule in effect under the Notice of Grant shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Optioned Stock during the period Optionee remains on such leave.

(ii)	Should Optionee resume active Employee status within thirty (30) days after the start date of the authorized leave, Optionee shall, for purposes of the exercise schedule set forth in the Notice of Grant, receive credit for continuous status as an Employee or consultant for the entire period of such leave. If Optionee does not resume active Employee status within such thirty (30) day period, then no credit for continuous status as an Employee or Consultant shall be given for the period of such leave.

(iii)	In no event shall this option become exercisable for any additional Optioned Stock or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.

11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Stock Purchase Right Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Stock Purchase Right Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Service Provider’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Stock Purchase Right Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions. The Stock Purchase Right Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

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12. Common Stock Equivalents (Restricted Stock Units).

(a) Award of Common Stock Equivalents. Common Stock Equivalents (Restricted Stock Units) may be awarded to Service Providers either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. An Award of Common Stock Equivalents shall be made pursuant to a Common Stock Equivalent (Restricted Stock Unit) Agreement in such form as is determined by the Administrator.

(b) Bookkeeping Account; Nontransferability. The number of Common Stock Equivalents (Restricted Stock Units) awarded pursuant to Section 12(a) to each Service Provider shall be credited to a bookkeeping account established in the name of the Service Provider at such time or times as specified in the Service Provider’s Common Stock Equivalent Agreement. The Company’s obligation with respect to such Common Stock Equivalents shall not be funded or secured in any manner. A Service Provider’s right to receive Common Stock Equivalents may not be assigned or transferred, voluntarily or involuntarily, except as expressly provided herein.

(c) Dividends. If the Company pays a cash dividend with respect to the Shares at any time while Common Stock Equivalents (Restricted Stock Units) are credited to a Service Provider’s account, there shall be credited to the Service Provider’s account additional Common Stock Equivalents equal to (i) the dollar amount of the cash dividend the Service Provider would have received had he or she been the actual owner of the Shares to which the Common Stock Equivalents then credited to the Service Provider’s account relate, divided by (ii) the Fair Market Value of one Share on the dividend payment date. The Company will pay the Service Provider a cash payment in lieu of fractional Common Stock Equivalents on the date of such dividend payment.

(d) Conversion. The Company shall deliver to the Service Provider (or his or her designated beneficiary or estate) a number of Shares equal to the whole number of Common Stock Equivalents (Restricted Stock Units) then credited to the Service Provider’s account, at such time or times as specified in the Service Provider’s Common Stock Equivalent Agreement, or as otherwise provided herein.

(e) Stockholder Rights. A Service Provider (or his or her designated beneficiary or estate) shall not be entitled to any voting or other stockholder rights as a result of the credit of Common Stock Equivalents (Restricted Stock Units) to the Service Provider’s account, until certificates representing Shares are delivered to the Service Provider (or his or her designated beneficiary or estate) upon conversion of the Service Provider’s Common Stock Equivalents pursuant to Section 12(d).

13. Restricted Stock Awards.

(a) Restricted Stock Awards Generally. Up to thirty percent (30%) of the Shares that may be subject to an Award pursuant to Section 3, may be granted as Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Committee for periods determined by the Committee. Unless the applicable Restricted Stock Award Agreement provides otherwise, holders of Restricted Stock Awards shall be entitled to vote and receive dividends during the periods of restriction to the same extent as such holder would have been entitled if he were a holder of the relevant number and type of unrestricted Shares. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Shares awarded to a Service Provider pursuant to a Restricted Stock Award. The Committee may require a cash payment from the Service Provider in an amount no greater than the aggregate Fair Market Value of the Shares awarded pursuant to a Restricted Stock Award determined at the date of grant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

(b) Dividends. If the Company pays a cash dividend with respect to the Shares at any time prior to the lapse or satisfaction of any restrictions imposed upon Shares subject to a Restricted Stock Award, there shall be credited to a bookkeeping account established in the name of the Service Provider an amount equal to such cash

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dividend and such amount shall be subject to the same restrictions imposed upon the Restricted Stock Award until the restrictions imposed on the Restricted Stock Award lapse or are otherwise satisfied.

14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Service Provider, only by the Service Provider. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of Common Stock Equivalents (Restricted Stock Units) credited to a Service Provider’s account under Section 12(b) and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of shares that may be added annually to the shares reserved under the Plan (pursuant to Section 3), as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide: (i) for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable; (ii) that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated; (iii) that any Common Stock Equivalents (Restricted Stock Units) credited to a Service Provider’s account under Section 12(b) shall convert into Shares (as provided in Section 12(d)) immediately prior to the consummation of any such dissolution or liquidation; and (iv) that any restrictions that were imposed upon any Restricted Stock Awards, which have not otherwise lapsed or been satisfied, shall be waived immediately prior to the consummation of any such dissolution or liquidation so that any such Restricted Stock Awards shall be fully vested. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award: (i) each Service Provider shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable; (ii) any Company repurchase option applicable to any Shares acquired upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares; (iii) Common Stock Equivalents (Restricted Stock Units) credited to a Service Provider’s account under Section 12(b) shall convert into Shares (as provided in Section 12(d)) immediately prior to the merger or sale of assets, and (iv) any restrictions that were imposed upon any Restricted Stock Awards, which have not otherwise

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lapsed or been satisfied shall be waived immediately prior the merger or sale of assets so that any such Restricted Stock Awards shall be fully vested. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. If a Common Stock Equivalent (Restricted Stock Unit) converts into Shares in such event, the Administrator shall notify the holder of such Common Stock Equivalent (Restricted Stock Unit) at least fifteen (15) days prior to the consummation of the proposed action. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right or for each Common Stock Equivalent (Restricted Stock Unit) or Share subject to a Restricted Stock Award, immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right or upon conversion of each Common Stock Equivalent (Restricted Stock Unit) or Share subject to a Restricted Stock Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

16. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator or required by Applicable Laws. To the extent prior notice is not required by any Applicable Laws in order to be effective, notice of the determination shall be provided to each Service Provider to whom an Award is being made within a reasonable time after the date of such grant.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Service Provider to whom an Award has been granted, unless mutually agreed otherwise between the holder of such Award and the Administrator, which agreement must be in writing and signed by the holder of such Award and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

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19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

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APPENDIX 3

MICROTUNE, INC.

2000 DIRECTOR OPTION PLAN

(as amended and restated)

1. Purposes of the Plan. The purposes of this 2000 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board. All Options granted hereunder shall be nonstatutory stock options.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” means the common stock of the Company.

(d) “Company” means Microtune, Inc., a Delaware corporation.

(e) “Director” means a member of the Board.

(f) “Disability” means total and permanent disability as defined in section 22(e)(3) of the Code.

(g) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(j) “Inside Director” means a Director who is an Employee.

(k) “Option” means a stock option granted pursuant to the Plan.

(l) “Optioned Stock” means the Common Stock subject to an Option.

(m) “Optionee” means a Director who holds an Option.

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(n) “Outside Director” means a Director who is not an Employee.

(o) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(p) “Plan” means this 2000 Director Option Plan.

(q) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(r) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 987,500 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4. Administration and Grants of Options under the Plan.

(a) Procedure for Grants. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i)	No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options.

(ii)	Each Outside Director shall be automatically granted an Option to purchase 15,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

(iii)	Each Outside Director shall be automatically granted an Option to purchase 24,000 Shares (a “Subsequent Option”) on the date of the Company’s annual stockholder’s meeting of each year, provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

(iv)	Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

(v)	The terms of a First Option granted hereunder shall be as follows:

(A)	the term of the First Option shall be ten (10) years.

(B)	the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(C)	the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

(D)

subject to Section 10 hereof, the First Option shall become exercisable as to 33 1/3% of the Shares subject to the First Option on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

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(vi)	The terms of a Subsequent Option granted hereunder shall be as follows:

(A)	the term of the Subsequent Option shall be ten (10) years.

(B)	the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(C)	the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

(D)

subject to Section 10 hereof, the Subsequent Option shall become exercisable as to 33 1/3% of the Shares subject to the Subsequent Option on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

(vii)	In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof. The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect through August 3, 2010 unless sooner terminated under Section 11 of the Plan.

7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other Shares, provided Shares acquired directly from the Company, (x) have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

8. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as

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provided in Section 10 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(c) Disability of Optionee. In the event Optionee’s status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within six (6) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(d) Death of Optionee. In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

9. Limited Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however that the Optionee may transfer, without payment of consideration, the Option to any member of the Optionee’s immediate family or to a trust or partnership whose beneficiaries are members of the Optionee’s immediate family. In such case, the Option shall be exercisable only by such transferee. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. For purposes of this Section, an Optionee’s “immediate family” shall mean the Optionee’s spouse, children and grandchildren.

10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

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(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d) above. If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

11. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

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As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

16. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

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EXHIBIT A

DIRECTOR OPTION EXERCISE NOTICE

Microtune, Inc.

2201 10th Street

Plano, TX 75074

Attention: Corporate Secretary

1. Exercise of Option. The undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase             shares of the Common Stock (the “Shares”) of Microtune, Inc. (the “Company”) under and pursuant to the Company’s 2000 Director Option Plan and the Director Option Agreement dated                      (the “Agreement”).

2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Agreement.

3. Federal Restrictions on Transfer. Optionee understands that the             Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended (the “1933 Act”), or unless an exemption from such registration is available, and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

4. Tax Consequences. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

5. Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

6. Entire Agreement. The Agreement is incorporated herein by reference. This Exercise Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by Texas law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:

OPTIONEE:	MICROTUNE, INC.

By:	By:

Address:	Its:

Dated:	Dated:

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FIRST OPTION

MICROTUNE, INC.

DIRECTOR OPTION AGREEMENT

Microtune, Inc., (the “Company”), has granted to                      (the “Optionee”) an option to purchase a total of 15,000 shares of the Company’s Common Stock (the “Optioned Stock”), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company’s 2000 Director Option Plan (the “Plan”) adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

1. Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

2. Exercise Price. The exercise price is $            for each share of Common Stock.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

(i)	Right to Exercise.

(a)	This Option shall become exercisable in installments cumulatively with respect to 1/3 of the Optioned Stock on each anniversary of its date of grant, so that one hundred percent (100%) of the Optioned Stock shall be exercisable three years after the date of grant; provided, however, that in no event shall any Option be exercisable prior to the date the stockholders of the Company approve the Plan.

(b)	This Option may not be exercised for a fraction of a share.

(c)	In the event of Optionee’s death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 8 of the Plan.

(ii)	Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i)	cash;

(ii)	check; or

(iii)	surrender of other Shares, provided Shares acquired from the Company, (x) have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or

(iv)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements

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of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6. Limited Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, that the Optionee may transfer, without payment of consideration, the Option to any member of the Optionee’s immediate family or to a trust or partnership whose beneficiaries are members of the Optionee’s immediate family by completing an Election to Transfer Stock Option Form to be obtained from the Company. In such case, the Option shall be exercisable only by such transferee. Following transfer, this Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. For purposes of this Section, an Optionee’s “immediate family” shall mean the Optionee’s spouse, children and grandchildren.”

7. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

8. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of Section 83, in general, and the availability of a Section 83(b) election, in particular, in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

DATE OF GRANT:

MICROTUNE, INC., a Delaware corporation

By:

Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:

Optionee

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SUBSEQUENT OPTION MICROTUNE, INC.

DIRECTOR OPTION AGREEMENT

Microtune, Inc., (the “Company”), has granted to                     (the “Optionee”) an option to purchase a total of 24,000 shares of the Company’s Common Stock (the “Optioned Stock”), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company’s 2000 Director Option Plan (the “Plan”) adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

1. Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

2. Exercise Price. The exercise price is $            for each share of Common Stock.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

(i)	Right to Exercise.

(a)	This Option shall become exercisable in installments cumulatively with respect to 1/3 of the Optioned Stock on each anniversary of its date of grant, so that one hundred percent (100%) of the Optioned Stock shall be exercisable three years after the date of grant; provided, however, that in no event shall any Option be exercisable prior to the date the stockholders of the Company approve the Plan.

(b)	This Option may not be exercised for a fraction of a share.

(c)	In the event of Optionee’s death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 8 of the Plan.

(ii)	Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i)	cash;

(ii)	check; or

(iii)	surrender of other Shares, provided Shares acquired from the Company, (x) have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or

(iv)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

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6. Limited Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, that the Optionee may transfer, without payment of consideration, the Option to any member of the Optionee’s immediate family or to a trust or partnership whose beneficiaries are members of the Optionee’s immediate family by completing an Election to Transfer Stock Option Form to be obtained from the Company. In such case, the Option shall be exercisable only by such transferee. Following transfer, this Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. For purposes of this Section, an Optionee’s “immediate family” shall mean the Optionee’s spouse, children and grandchildren.”.

7. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

8. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of Section 83, in general, and the availability of a Section 83(b) election, in particular, in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

DATE OF GRANT:

MICROTUNE, INC., a Delaware corporation

By:

Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:

Optionee

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APPENDIX 4

AMENDED AND RESTATED

MICROTUNE, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

i

ii

AMENDED AND RESTATED

MICROTUNE, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Amended and Restated 2000 Employee Stock Purchase Plan (the “Plan”) of Microtune, Inc. (the “Company”), which became effective March 27, 2007.

ARTICLE I

PURPOSE

The purpose of the Plan is to provide Employees of the Company and any Designated Subsidiary of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

ARTICLE II

DEFINITIONS

Section 2.1. Board means the Board of Directors of the Company or any committee thereof designated by the Board of Directors of the Company in accordance with ARTICLE XIV of the Plan.

Section 2.2. Code means the Internal Revenue Code of 1986, as amended.

Section 2.3. Common Stock means the common stock of the Company.

Section 2.4. Company means Microtune, Inc.

Section 2.5. Compensation means all base straight time gross earnings and commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

Section 2.6. Designated Subsidiary means any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

Section 2.7. Dissolution Exercise Date means a new Exercise Date which shall occur immediately prior to the consummation of a proposed dissolution or liquidation, unless provided otherwise by the Board.

Section 2.8. Employee means any individual who is an employee of the Company or a Designated Subsidiary for tax purposes whose customary employment with the Company or a Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a Designated Subsidiary. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

Section 2.9. Enrollment Date means the first Trading Day of each Offering Period, as described in Section 2.13(a)(i) below.

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Section 2.10. Exercise Date means the last Trading Day of each Offering Period, as described in Section 2.13(a)(ii) below.

Section 2.11. Fair Market Value means, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board; or

(d) For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus included within the Registration Statement.

Section 2.12. New Exercise Date means a new Exercise Date which shall occur immediately prior to the consummation of a proposed asset sale or merger if the successor corporation refuses to assume or substitute for the option.

Section 2.13. Offering Period

(a) Subject to Section 2.13(b) below, the term “Offering Period” means a period of approximately six (6) months at the end of which an option granted pursuant to the Plan may be exercised, which shall:

(i) commence on the first Trading Day on or after the later of:

(A) May 1 and November 1 of each year, or

(B) the first day after the last day of the immediately preceding Offering Period (the Enrollment Date), and

(ii) terminate on the last Trading Day that immediately precedes the six (6) month anniversary of the date described in Section 2.13(a)(i) above (the Exercise Date);

(b) Notwithstanding Section 2.13(a) above, the duration and timing of each Offering Period, including the commencement and termination thereof, may be changed pursuant to ARTICLE IV and Section 20.2 of this Plan.

Section 2.14. Plan means this Amended and Restated 2000 Employee Stock Purchase Plan.

Section 2.15. Purchase Price means 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to ARTICLE XX.

Section 2.16. Registration Statement means the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock.

Section 2.17. Reserves means the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

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Section 2.18. Subsidiary means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or any Subsidiary.

Section 2.19. Trading Day means a day on which national stock exchanges and the Nasdaq System are open for trading.

ARTICLE III

ELIGIBILITY

Section 3.1. Employee Eligibility. Any Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

Section 3.2. Limitations on Eligibility. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan to the extent that:

(a) immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or

(b) his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

ARTICLE IV

OFFERING PERIODS

Section 4.1. Offering Periods, Generally. Subject to the adjustments described in Section 4.2 below, the Plan shall be implemented by consecutive, non-overlapping Offering Periods with a new Offering Period generally commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with ARTICLE XX hereof.

Section 4.2. Offering Period Adjustments. Notwithstanding Section 4.1 above, as contemplated by Section 20.2 below, the Board shall have the power to change the duration of Offering Periods (including the commencement and termination dates thereof) with respect to:

(a) a current offering without shareholder approval if, in the opinion of counsel, such change is necessary to avoid the violation of an applicable provision of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

(b) future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

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ARTICLE V

PARTICIPATION

Section 5.1. Electing to Participate. An eligible Employee may participate in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company‘s payroll office prior to the applicable Enrollment Date.

Section 5.2. Commencement of Payroll Deductions. Payroll deductions for an Employee who has completed the necessary subscription agreement described in Section 5.1 above shall commence on the first pay day following the Enrollment Date and shall end on the last pay day in the Offering Period to which such authorization is applicable, unless sooner terminated by the Employee as provided in ARTICLE X below.

ARTICLE VI

PAYROLL DEDUCTIONS

Section 6.1. Payroll Deductions. At the time an Employee files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, the Employee shall have the payroll deductions made on such day applied to his or her account under the next succeeding Offering Period.

Section 6.2. Crediting of Account. All payroll deductions made for an Employee who has elected to participate in the Plan shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. An Employee who has elected to participate in the Plan may not make any additional payments into such account.

Section 6.3. Discontinuation of Payroll Deductions. An Employee who has elected to participate in the Plan may discontinue his or her participation in the Plan as provided in ARTICLE X below, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company‘s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. An Employee’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in ARTICLE X below.

Section 6.4. Company Cessation of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with section 423(b)(8) of the Code and Section 3.2 above, an Employee’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Employee‘s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Employee as provided in ARTICLE X below. At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Employee must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from an Employee’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

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ARTICLE VII

GRANT OF OPTION

On the Enrollment Date of each Offering Period, each eligible Employee who has elected to participate in such Offering Period shall be granted an option to purchase on the Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase on the Exercise Date of any Offering Period more than five thousand (5,000) shares of the Company’s Common Stock (subject to any adjustment pursuant to ARTICLE XIX), and provided further that such purchase shall be subject to the limitations set forth in Section 3.2 and ARTICLE XIII hereof. The Board may, for future Offering Periods, subject also to the limitations set forth in Section 3.2 and ARTICLE XIII hereof, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase on the Exercise Date of any Offering Period. Exercise of the option shall occur as provided in ARTICLE VIII below, unless the Employee has withdrawn pursuant to ARTICLE X below. The option shall expire on the last day of the Offering Period if it is not exercised.

ARTICLE VIII

EXERCISE OF OPTION

Section 8.1. Automatic Exercise of Option. Unless an Employee withdraws from the Plan as provided in ARTICLE X below, his or her option for the purchase of shares of Common Stock shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such Employee at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in an Employee’s account which are not sufficient to purchase a full share shall be retained in the Employee’s account for the subsequent Offering Period, subject to earlier withdrawal by the Employee as provided in ARTICLE X below. Any other monies left over in a Employee’s account after the Exercise Date shall be returned to the Employee. During an Employee’s lifetime, an Employee’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

Section 8.2. Actions Taken by the Board or the Company.

(a) The Board may take any action described in Section 8.2(b) below, if the Board determines, in its sole and absolute discretion, that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed either the number of shares of Common Stock that are available for sale under the Plan on:

(i) the Enrollment Date of the applicable Offering Period, or

(ii) on such Exercise Date.

(b) If the Board determines, in its sole and absolute discretion, that the events described in Section 8.2(a) above are applicable, the Board may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participating Employees who are exercising options to purchase shares of Common Stock on such Exercise Date.

(c) The Company may make a pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to Section 8.2(b) above, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date.

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ARTICLE IX

DELIVERY

As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participating Employee, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

ARTICLE X

WITHDRAWAL

Section 10.1. Withdrawal of Interests in Account. An Employee may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the Employee’s payroll deductions credited to his or her account shall be paid to such Employee promptly after receipt of notice of withdrawal and such Employee’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If an Employee withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Employee delivers to the Company a new subscription agreement.

Section 10.2. Effect of Withdrawal. An Employee’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Employee withdraws.

ARTICLE XI

TERMINATION OF EMPLOYMENT

Upon an Employee’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Employee’s account during the Offering Period but not yet used to exercise the option shall be returned to such Employee or, in the case of his or her death, to the person or persons entitled thereto under ARTICLE XV below, and such Employee‘s option shall be automatically terminated. The preceding sentence notwithstanding, an Employee who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the customary number of hours per week of employment during the period in which he or she is subject to such payment in lieu of notice.

ARTICLE XII

INTEREST

No interest shall accrue on the payroll deductions of an Employee in the Plan.

ARTICLE XIII

COMMON STOCK

Section 13.1. Shares of Common Stock Available. Subject to adjustment upon changes in capitalization of the Company as provided in ARTICLE XIX below, the maximum number of shares of the Company‘s Common Stock which shall be made available for sale under the Plan shall be one million nine hundred and eighty thousand (1,980,000) shares of Common Stock.

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Section 13.2. Employee Interests in Common Stock. The Employee shall have no interest or voting right in shares of Common Stock covered by his option until such option has been exercised.

Section 13.3. Registration of Shares of Common Stock. Shares of Common Stock to be delivered to an Employee under the Plan shall be registered in the name of the Employee or in the name of the Employee and his or her spouse.

ARTICLE XIV

ADMINISTRATION

The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

ARTICLE XV

DESIGNATION OF BENEFICIARY

Section 15.1. Beneficiary Designation. An Employee may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Employee’s account under the Plan in the event of such Employee’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Employee of such shares and cash. In addition, an Employee may file a written designation of a beneficiary who is to receive any cash from the Employee’s account under the Plan in the event of such Employee’s death prior to exercise of the option. If an Employee is married and the designated beneficiary is not the Employee’s spouse, spousal consent shall be required for such designation to be effective.

Section 15.2. Modification or Absence of Beneficiary Designation. Such designation of beneficiary may be changed by the Employee at any time by written notice. In the event of the death of an Employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Employee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Employee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

ARTICLE XVI

TRANSFERABILITY

Neither payroll deductions credited to an Employee‘s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in ARTICLE XV above) by the Employee. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with ARTICLE X above.

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ARTICLE XVII

USE OF FUNDS

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

ARTICLE XVIII

REPORTS

Individual accounts shall be maintained for each Employee who has elected to participate in the Plan. Statements of account shall be provided at least annually to such Employees. Such statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

ARTICLE XIX

ADJUSTMENTS

Section 19.1. Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each Employee may purchase each Offering Period (pursuant to ARTICLE VII above), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

Section 19.2. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a Dissolution Exercise Date, and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The Dissolution Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participating Employee in writing, at least ten (10) business days prior to the Dissolution Exercise Date, that the Exercise Date for the Employee‘s option has been changed to the Dissolution Exercise Date and that the Employee’s option shall be exercised automatically on the Dissolution Exercise Date, unless prior to such date the Employee has withdrawn from the Offering Period as provided in ARTICLE X above.

Section 19.3. Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a New Exercise Date and the Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participating Employee in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Employee’s option has been

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changed to the New Exercise Date and that the Employee’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Employee has withdrawn from the Offering Period as provided in ARTICLE X above.

ARTICLE XX

AMENDMENT OR TERMINATION

Section 20.1. Amendment or Termination, Generally. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in ARTICLE XIX above, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in ARTICLE XIX and this ARTICLE XX, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participating Employee. To the extent necessary to comply with section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

Section 20.2. Modifications. Without shareholder consent and without regard to whether any Employee rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by an Employee in order to adjust for delays or mistakes in the Company‘s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Employee properly correspond with amounts withheld from the Employee‘s Compensation, and establish such other limitations or procedures that are consistent with the Plan as the Board (or its committee) determines in its sole discretion to be advisable.

Section 20.3. Avoidance of Adverse Accounting Consequences.

(a) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable and consistent with section 423 of the Code, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

(b) The modifications or amendments described in Section 20.3(a) above, shall not require stockholder approval or the consent of any Employees who have elected to participate in the Plan.

ARTICLE XXI

NOTICES

All notices or other communications by an Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

9

ARTICLE XXII

CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

ARTICLE XXIII

TERM OF PLAN

The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect through August 3, 2010 unless sooner terminated under ARTICLE XX above.

10

EXHIBIT A

SUBSCRIPTION AGREEMENT

             Original Application Enrollment                                                                                     Date:

            Change in Payroll Deduction Rate

            Change of Beneficiary(ies)

1.                      hereby elects to participate in the Microtune, Inc. Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of     % of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Plan.

5. Shares purchased for me under the Plan should be issued in the name(s) of (Employee or Employee and Spouse only).

6. I understand that if I dispose of any shares received by me pursuant to the Plan within two years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or within one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the Fair Market Value of the shares at the time such shares were purchased by me over the price that I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the Fair Market Value of the shares at the time of such disposition over the Purchase Price which I paid for the shares, or (2) 15% of the Fair Market Value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

A-1

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Plan:

NAME:

(Please print) (First)	(Middle)	(Last)

Relationship:

(Address):

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Date:
Spouse’s Signature (If beneficiary other than spouse)

A-2

EXHIBIT B

NOTICE OF WITHDRAWAL

The undersigned Employee who has elected to participate in the Offering Period of the Microtune, Inc. Employee Stock Purchase Plan which began on                                  , 20          (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participating Employee:

Signature:

Date:

B-1

VOTE BY INTERNET - www.proxyvote.com
MICROTUNE, INC. 2201 10th STREET PLANO, TEXAS 75074	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. Eastern Time on Thursday, April 26, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Microtune, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 5:00 P.M. Eastern Time on Thursday, April 26, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Microtune, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MCTUN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MICROTUNE, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

Item 1.	Election of Directors.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
01.	WALTER S. CICIORA	05.	ANTHONY J. LEVECCHIO
02.	JAMES H. CLARDY	06.	BERNARD T. MARREN
03.	STEVEN CRADDOCK	07.	MICHAEL T. SCHUEPPERT
04.	JAMES A. FONTAINE	08.	WILLIAM P. TAI
		09.	A. TRAVIS WHITE	☐	☐	☐

Vote on Proposals		For	Against	Abstain

Item 2.	Approval of the amendment and restatement of the Microtune, Inc. Amended and Restated 2000 Stock Plan to increase the number of shares available for issuance under the plan and to make certain technical revisions and improvements.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.

Item 3.

Approval of the amendment and restatement of the Microtune, Inc. Amended and Restated 2000 Director Option Plan to increase the number of shares available for issuance under the plan and to make certain technical revisions and improvements.

		☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.

Item 4.	Approval of the amendment and restatement of the Microtune, Inc. 2000 Employee Stock Purchase Plan, as amended, to increase the number of shares available for issuance under the plan and to make certain technical revisions and improvements.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.

Item 5.	Ratification of the appointment of Ernst & Young LLP as independent auditors for 2007.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

For address changes and/or comments, please check this box and write them on the back where indicated	☐

Sign exactly as your name appears hereon. (If shares are held by joint tenants, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer.) Votes must be indicated [X] in black or blue ink.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PLEASE DETACH PROXY CARD HERE

MICROTUNE, INC.

2201 10th STREET
PLANO, TEXAS 75074
PROXY

Proxy Solicited on Behalf of the Board of Directors.

P R O X Y

The undersigned, revoking any proxy heretofore given for the Annual Meeting described below, hereby appoints and constitutes James A. Fontaine and Jeffrey A. Kupp, and each of them, proxies, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Microtune, Inc. to be held on April 27, 2007, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as designated on the reverse side:

The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED “FOR” ALL NOMINEES FOR ELECTION AS DIRECTORS UNDER ITEM 1 AND “FOR” APPROVAL OF ITEMS 2, 3, 4 AND 5. The undersigned hereby acknowledges receipt of, notice of, and the proxy statement for, the aforesaid Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed and dated on the reverse side)	SEE REVERSE SIDE

2201 10th Street

Plano, Texas 75074

Dear Stockholder:

We are pleased to offer you the opportunity to access future Microtune annual reports and proxy statements in electronic form over the Internet through our online delivery service. By using this service, you not only improve the speed and efficiency by which you can access these materials, but you also help Microtune reduce the printing and postage costs of distributing paper copies.

To enroll in the online program, please follow the instructions at www.icsdelivery.com/microtune. It is fast and easy. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names, you will need to provide a separate consent for each account for which you wish to access future reports in electronic form.

You can also vote your shares electronically over the Internet or by telephone. Please refer to the instructions on the enclosed proxy card or voting instruction form for further information regarding electronic voting. Regardless of the means by which you choose to vote, should you receive more than one proxy card or voting instruction form, please be sure to vote each one separately to ensure that all of your shares are voted.

If you have any questions regarding the foregoing, please call our investor relations department at 972-673-1850 or contact us by email at IR@microtune.com.

Thank you for your support of Microtune.

Sincerely,

James A. Fontaine
Chief Executive Officer and President

Plano, Texas

April 2, 2007